================================================================================

                                 DAN RIVER INC.,

                                   as Issuer,

                                       and

                          ANY GUARANTORS PARTY HERETO,

                                  as Guarantors

                          12-3/4% Senior Notes due 2009

                                   ----------

                                    INDENTURE

                           Dated as of April 15, 2003

                                   ----------

                                 HSBC BANK USA,

                                   as Trustee

================================================================================

                             CROSS-REFERENCE TABLE*

  Trust Indenture Act Section                                                             Indenture Section
  ---------------------------                                                             -----------------
  310(a)(1)............................................................................   7.10
     (a)(2)............................................................................   7.10
     (a)(3)............................................................................   N.A.
     (a)(4)............................................................................   N.A.
     (a)(5)............................................................................   7.10
     (b)...............................................................................   7.3, 7.8, 7.10
     (c)...............................................................................   N.A.
  311(a)...............................................................................   7.11
     (b)...............................................................................   7.11
     (c)...............................................................................   N.A.
  312(a)...............................................................................   2.5
     (b)...............................................................................   14.3
     (c)...............................................................................   14.3
  313(a)...............................................................................   7.6
     (b)(1)............................................................................   7.6
     (b)(2)............................................................................   7.6
     (c)...............................................................................   7.6, 14.2
     (d)...............................................................................   7.6
  314(a)...............................................................................   4.3, 4.4, 14.5
     (b)...............................................................................   11.2
     (c)(1)............................................................................   11.5, 11.6, 14.4
     (c)(2)............................................................................   11.5, 11.6, 14.4
     (c)(3)............................................................................   11.5, 11.6, 14.4
     (d)...............................................................................   11.5, 11.6, 14.4
     (e)...............................................................................   14.5
     (f)...............................................................................   N.A.
  315(a)...............................................................................   7.1(b)
     (b)...............................................................................   7.5, 14.2
     (c)...............................................................................   7.1(a)
     (d)...............................................................................   7.1(c)
     (e)...............................................................................   6.11
  316(a)(last sentence)................................................................   2.9
     (a)(1)(A).........................................................................   6.5
     (a)(1)(B).........................................................................   6.4
     (a)(2)............................................................................   N.A.
     (b)...............................................................................   6.7
     (c)...............................................................................   N.A.
  317(a)(1)............................................................................   6.8
     (a)(2)............................................................................   6.9
     (b)...............................................................................   2.4
  318(a)...............................................................................   14.1
     (b)...............................................................................   N.A.
     (c)...............................................................................   14.1

N.A. means Not Applicable

----------
* This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
                                            ARTICLE I.

                           DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.      Definitions.........................................................................   1
Section 1.2.      Other Definitions...................................................................  26
Section 1.3.      Incorporation by Reference of Trust Indenture Act...................................  27
Section 1.4.      Rules of Construction...............................................................  28
Section 1.5.      Acts of Holders.....................................................................  28

                                            ARTICLE II.

                                            THE NOTES

Section 2.1.      Form and Dating.....................................................................  29
Section 2.2.      Execution and Authentication........................................................  30
Section 2.3.      Registrar and Paying Agent..........................................................  30
Section 2.4.      Paying Agents to Hold Money in Trust................................................  31
Section 2.5.      Holder Lists........................................................................  31
Section 2.6.      Transfer and Exchange...............................................................  31
Section 2.7.      Replacement Notes...................................................................  38
Section 2.8.      Outstanding Notes...................................................................  39
Section 2.9.      Treasury Notes......................................................................  39
Section 2.10.     Temporary Notes.....................................................................  39
Section 2.11.     Cancellation........................................................................  39
Section 2.12.     Defaulted Interest..................................................................  40
Section 2.13.     Persons Deemed Owners...............................................................  40
Section 2.14.     CUSIP Numbers.......................................................................  40
Section 2.15.     Designation.........................................................................  40

                                            ARTICLE III.

                                     REDEMPTION AND REPURCHASE

Section 3.1.      Notices to Trustee..................................................................  40
Section 3.2.      Selection of Notes..................................................................  41
Section 3.3.      Notice of Optional or Special Redemption............................................  41
Section 3.4.      Effect of Notice of Redemption......................................................  42
Section 3.5.      Deposit of Redemption Price or Purchase Price.......................................  42
Section 3.6.      Notes Redeemed or Repurchased in Part...............................................  43
Section 3.7.      Optional Redemption.................................................................  43
Section 3.8.      Special Redemption..................................................................  43
Section 3.9.      Repurchase upon Change of Control Offer.............................................  43
Section 3.10.     Repurchase upon Application of Net Proceeds.........................................  45
Section 3.11.     Repurchase upon Excess Cash Flow Offer..............................................  46

                                                                                                      Page
                                                                                                      ----
                                            ARTICLE IV.

                                            COVENANTS

Section 4.1.      Payment of Principal and Interest...................................................  47
Section 4.2.      Maintenance of Office or Agency.....................................................  48
Section 4.3.      Reports.............................................................................  48
Section 4.4.      Compliance Certificate..............................................................  49
Section 4.5.      Taxes...............................................................................  49
Section 4.6.      Stay, Extension and Usury Laws......................................................  49
Section 4.7.      Limitation on Restricted Payments...................................................  49
Section 4.8.      Limitation on Dividend and Other Payment Restrictions Affecting Restricted
                     Subsidiaries.....................................................................  52
Section 4.9.      Limitation on Incurrence of Additional Indebtedness.................................  53
Section 4.10.     Limitation on Asset Sales...........................................................  54
Section 4.11.     Limitations on Transactions with Affiliates.........................................  56
Section 4.12.     Limitation on Liens.................................................................  57
Section 4.13.     Continued Existence.................................................................  58
Section 4.14.     Insurance Matters...................................................................  58
Section 4.15.     Offer to Repurchase upon Change of Control..........................................  59
Section 4.16.     Limitation of Guarantees by Restricted Subsidiaries.................................  59
Section 4.17.     Payments for Consent................................................................  59
Section 4.18.     Limitation on Preferred Stock of Restricted Subsidiaries............................  60
Section 4.19.     Excess Cash Flow Offer..............................................................  60
Section 4.20.     Conduct of Business.................................................................  61
Section 4.21.     Environmental Matters...............................................................  61
Section 4.22.     Maintenance of Property.............................................................  62
Section 4.23.     Further Assurances..................................................................  62
Section 4.24.     Leased Real Estate..................................................................  62
Section 4.25.     Title Insurance; Additional Collateral, Etc.........................................  62

                                            ARTICLE V.

                                            SUCCESSORS

Section 5.1.      Merger, Consolidation and Sale of Assets............................................  63
Section 5.2.      Successor Corporation Substituted...................................................  64

                                            ARTICLE VI.

                                      DEFAULTS AND REMEDIES

Section 6.1.      Events of Default...................................................................  65
Section 6.2.      Acceleration........................................................................  66
Section 6.3.      Other Remedies......................................................................  67
Section 6.4.      Waiver of Past Defaults.............................................................  67
Section 6.5.      Control by Majority.................................................................  67
Section 6.6.      Limitation on Suits.................................................................  67
Section 6.7.      Rights of Holders of Notes to Receive Payment.......................................  68
Section 6.8.      Collection Suit by Trustee..........................................................  68
Section 6.9.      Trustee May File Proofs of Claim....................................................  68

                                                                                                      Page
                                                                                                      ----
Section 6.10.     Priorities..........................................................................  69
Section 6.11.     Undertaking for Costs...............................................................  69

                                            ARTICLE VII.

                                            TRUSTEE

Section 7.1.      Duties of Trustee...................................................................  69
Section 7.2.      Rights of Trustee...................................................................  70
Section 7.3.      Individual Rights of Trustee........................................................  71
Section 7.4.      Trustee's Disclaimer................................................................  71
Section 7.5.      Notice of Defaults..................................................................  71
Section 7.6.      Reports by Trustee to Holders of the Notes..........................................  72
Section 7.7.      Compensation, Reimbursement and Indemnity...........................................  72
Section 7.8.      Replacement of Trustee..............................................................  73
Section 7.9.      Successor Trustee by Merger, Etc....................................................  73
Section 7.10.     Eligibility; Disqualification.......................................................  74
Section 7.11.     Preferential Collection of Claims Against Company...................................  74
Section 7.12.     Co-trustees, Separate Trustee, Collateral Agent.....................................  74

                                            ARTICLE VIII.

                              LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1.      Option to Effect Legal Defeasance or Covenant Defeasance............................  75
Section 8.2.      Legal Defeasance and Discharge......................................................  75
Section 8.3.      Covenant Defeasance.................................................................  76
Section 8.4.      Conditions to Legal or Covenant Defeasance..........................................  76
Section 8.5.      Deposited Money and U.S. Government Securities to Be Held in Trust; Other
                     Miscellaneous Provisions.........................................................  77
Section 8.6.      Repayment to the Company............................................................  78
Section 8.7.      Reinstatement.......................................................................  78

                                            ARTICLE IX.

                                  AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1.      Without Consent of Holders of Notes.................................................  78
Section 9.2.      With Consent of Holders of Notes....................................................  79
Section 9.3.      Compliance with Trust Indenture Act.................................................  80
Section 9.4.      Revocation and Effect of Consents...................................................  80
Section 9.5.      Notation on or Exchange of Notes....................................................  81
Section 9.6.      Trustee to Sign Amendment, Etc......................................................  81

                                            ARTICLE X.

                                            GUARANTEE

Section 10.1.     Unconditional Guarantee.............................................................  81
Section 10.2.     Severability........................................................................  82

                                                                                                      Page
                                                                                                      ----
Section 10.3.     Limitation of Guarantor's Liability.................................................  82
Section 10.4.     Release of Guarantor................................................................  82
Section 10.5.     Contribution........................................................................  83
Section 10.6.     Waiver of Subrogation...............................................................  83
Section 10.7.     Execution of Guarantee..............................................................  84
Section 10.8.     Waiver of Stay, Extension or Usury Laws.............................................  84

                                            ARTICLE XI.

                                COLLATERAL AND SECURITY DOCUMENTS

Section 11.1.     Unsecured Obligations on the Issue Date; Approval of Security Documents;
                    Representations and Warranties; No Preference Among Holders.......................  84
Section 11.2.     Documentation and Recording; Opinions of Counsel; Further Assurances................  85
Section 11.3.     Possession of the Collateral........................................................  87
Section 11.4.     Suits to Protect the Collateral.....................................................  87
Section 11.5.     Release of Liens....................................................................  88
Section 11.6.     Specified Releases of Collateral....................................................  88
Section 11.7.     Sharing of Collateral...............................................................  89
Section 11.8.     Sufficiency of Release..............................................................  89
Section 11.9.     Actions by the Trustee..............................................................  89

                                            ARTICLE XII.

                                  COLLATERAL ACCOUNT

Section 12.1.     Collateral Account..................................................................  89
Section 12.2.     Withdrawal of Net Proceeds to Fund a Net Proceeds Offer.............................  90
Section 12.3.     Investment of Trust Monies..........................................................  90
Section 12.4.     Use of Trust Monies; Retirement of Notes............................................  91

                                            ARTICLE XIII.

                                 SATISFACTION AND DISCHARGE

Section 13.1.     Satisfaction and Discharge..........................................................  92
Section 13.2.     Application of Trust................................................................  92

                                            ARTICLE XIV.

                                            MISCELLANEOUS

Section 14.1.     Trust Indenture Act Controls........................................................  93
Section 14.2.     Notices.............................................................................  93
Section 14.3.     Communication by Holders of Notes with Other Holders of Notes.......................  94
Section 14.4.     Certificate and Opinion as to Conditions Precedent..................................  94
Section 14.5.     Statements Required in Certificate or Opinion.......................................  95
Section 14.6.     Rules by Trustee and Agents.........................................................  95
Section 14.7.     No Personal Liability of Directors, Officers, Employees and Stockholders............  95
Section 14.8.     Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.....................  95

                                                                                                      Page
                                                                                                      ----
Section 14.9.     No Adverse Interpretation of Other Agreements.......................................  96
Section 14.10.    Successors..........................................................................  96
Section 14.11.    Severability........................................................................  96
Section 14.12.    Counterpart Originals...............................................................  96
Section 14.13.    Table of Contents, Headings, Etc....................................................  96
Section 14.14.    Qualification of Indenture..........................................................  96
Section 14.15.    Intercreditor Agreement.............................................................  97

Signatures        .................................................................................... S-1

                                    EXHIBITS

Exhibit A        Form of Series A Note

Exhibit B        Form of Series B Note

Exhibit C        Form of Guarantee

Exhibit D(1)     Form of Regulation S Certificate

Exhibit D(2)     Form of Certificate to Be Delivered upon Exchange or Registration of Transfer of
                 Notes

Exhibit E        Form of Certificate to Be Delivered in Connection with Transfers to Non-QIB
                 Accredited Investors

Exhibit F        Form of Certificate to Be Delivered in Connection with Transfers Pursuant to
                 Regulation S

Exhibit G        Form of Intercreditor Agreement

Exhibit H-1      Form of Mortgage

Exhibit H-2      Form of Deed of Trust

Exhibit H-3      Form of Deed to Secure Debt

Exhibit I        Form of Security Agreement

                                    INDENTURE

                INDENTURE dated as of April 15, 2003 between DAN RIVER INC., a Georgia corporation (the "Company"), the Guarantors (as defined herein), if any, and HSBC BANK USA, as trustee (the "Trustee").

                Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the Company's 12-3/4% Senior Notes due 2009:

                                   ARTICLE I.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.    Definitions.

                "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or assumed by the Company or any of its Restricted Subsidiaries in connection with the acquisition of assets from such Person, and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation but excluding Indebtedness of such other Person that is extinguished, retired or repaid concurrently with such other Person becoming a Restricted Subsidiary of, or at the time it is merged into or consolidated with, such specified Person.

                "Additional Interest" means all additional interest then owing pursuant to Section 4 of the Registration Rights Agreement or the comparable section of any registration rights agreement entered into in connection with the issuance of any Additional Notes.

                "Additional Notes" means Notes issued pursuant to Article II and in compliance with Section 4.9, in addition to and having substantially the same terms as the $157.0 million aggregate principal amount of Series A Notes issued on the Issue Date or as the Series B Notes issued in exchange therefor.

                "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing. Notwithstanding the foregoing, no Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Subsidiary makes an Investment in connection with a Receivables Program shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

                "Agent" means any Registrar, Paying Agent or co-registrar.

                "Asset Acquisition" means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

                "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of the Company (including any Person that becomes a Restricted Subsidiary in connection with such transaction) of: (1) any Capital Stock of any Restricted Subsidiary of the Company; or (2) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that asset sales or other dispositions shall not include: (a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $2.5 million; (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.1; (c) any Restricted Payment permitted by Section 4.7 or that constitutes a Permitted Investment; (d) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business; (e) the sale or other disposition of cash or Cash Equivalents; (f) any sale or lease of equipment or inventory in the ordinary course of business; (g) any sale or disposition deemed to occur in connection with creating, granting or exercising remedies in respect of any Permitted Liens or Liens required pursuant to Section 4.12; (h) sales of assets by the Company or any Restricted Subsidiary upon the foreclosure on a Lien; (i) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business; (j) any sale or other disposition of Receivables and Related Assets pursuant to or in connection with a Receivables Program; and
(k) sale, lease or other disposition of obsolete, worn out or damaged equipment or inventory.

                "Attributable Debt," when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the rate of interest implicit in such lease, determined in accordance with GAAP) of the total obligations of the lessee for net rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

                "Authority" means any national, federal, state, municipal or local government or other regulatory authority.

                "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                "Board of Directors" means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

                "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                "Borrowing Base" means, as of any date, an amount equal to the sum of:

                (1) 85% of the aggregate book value of all accounts receivable of the Company and its Restricted Subsidiaries (other than any Receivables Subsidiary) as of the end of the most recent fiscal quarter preceding such date; and

                (2) 60% of the aggregate book value of all inventory owned by the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date,

all calculated on a consolidated basis and in accordance with GAAP.

                "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

                "Capital Expenditures" means, for any period, all direct or indirect expenditures in respect of the purchase or other acquisition of fixed or capital assets determined in accordance with GAAP, excluding (1) normal replacement and maintenance programs properly charged to current operations, and
(2) the purchase price of equipment to the extent that the consideration therefor consists of used, worn out, damaged, obsolete or surplus equipment being traded in at such time or the proceeds of a concurrent sale of such used, worn out, damaged, obsolete or surplus equipment.

                "Capital Stock" means:

                (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing; and

                (2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.

                "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

                "Cash Equivalents" means:

                (1) marketable direct obligations issued by, or unconditionally guaranteed or insured by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

                (2) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's");

                (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating from S&P or Moody's;

                (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

                (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
        (1) and (4) above entered into with any bank meeting the qualifications specified in clause (4) above; and

                (6) investments in money market funds which invest at least 95% of their assets in securities of the types described in clauses (1) through (5) above.

                "Change of Control" means the occurrence of one or more of the following events:

                (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture) other than to the Permitted Holders;

                (2) the approval by the holders of Capital Stock of the Company, of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture);

                (3) any Person or Group (other than the Permitted Holders and any entity formed for the purpose of owning Capital Stock of the Company) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the Voting Stock of the Company; or

                (4) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company, at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

                Notwithstanding the foregoing, a transaction effected to create a holding company of the Company will not be deemed to involve a Change of Control if (1) pursuant to such transaction the Company becomes a Wholly Owned Subsidiary of such holding company and (2) no Person or Group (other than the Permitted Holders and any entity formed for the purpose of owning Capital Stock of the Company) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the Voting Stock of such holding company.

                "Clearstream" shall mean Clearstream Banking, Societe Anonyme, Luxembourg.

                "Collateral" means the existing and future real property, equipment and other fixed assets of the Company and its Subsidiaries that are from time to time made subject, or purported to be made subject, to the Lien of the Security Documents (and subject to the terms of the Intercreditor Agreement), including, without limitation, the Liens, if any, required to be granted pursuant to Section 4.10.

                "Collateral Account" means the collateral account established by the Trustee pursuant to Article XII.

                "Commission" means the Securities and Exchange Commission.

                "Commodity Agreement" means, with respect to any Person, any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities used by such Person at the time incurred in the normal course of business and not for speculative purposes.

                "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

                "Company" means Dan River Inc., a Georgia corporation, or any successor obligor under this Indenture and the Notes pursuant to Article V.

                "Comparable Treasury Issue" means the U.S. Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

                "Comparable Treasury Price" means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

                "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

                (1)     Consolidated Net Income; and

                (2) to the extent Consolidated Net Income has been reduced thereby:

                        (a) all income taxes of such Person and its Restricted Subsidiaries, paid or accrued in accordance with GAAP for such period;

                        (b)     Consolidated Interest Expense;

                        (c) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale; and

                        (d) Consolidated Non-Cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

                "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which internal financial statements are available to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

                (1) the incurrence, repayment, repurchase, redemption or retirement of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence, repayment, repurchase, redemption or retirement of other Indebtedness (and the application of the proceeds thereof), other than the incurrence, repayment, repurchase, redemption or retirement of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, repurchase, redemption or retirement, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period;

                (2) any acquisitions or dispositions (including, without limitation, any acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) attributable to the assets which are the subject of the acquisition or disposition during the Four Quarter Period), including any related financing transactions, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such acquisition or disposition or related financing transaction (including the incurrence, assumption or liability for any such Acquired Indebtedness and the repayment, repurchase, redemption or retirement of any Indebtedness) occurred on the first day of the Four Quarter Period (such pro forma calculations to be made in accordance with Regulation S-X under the Securities Act). If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness;

                (3) acquisitions and dispositions that have been made by any Person that has become a Restricted Subsidiary of the Company or been merged with or into the Company or any Restricted Subsidiary of the Company during the Four Quarter Period, or subsequent to the Four Quarter Period but prior to the Transaction Date, shall be calculated on a pro forma basis (such pro forma calculations to be made in accordance with Regulation S-X under the Securities Act), including all of the calculations referred to above, assuming that such acquisitions and dispositions had occurred on the first day of the reference period;

                (4) the interest attributable to Capitalized Lease Obligations, which shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP;

                (5) the consolidated interest expense attributable to interest on (A) any Indebtedness computed on a pro forma basis that was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate and (B) borrowings under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such borrowings during the applicable period;

                (6) the interest rate on any Indebtedness that bears a floating rate of interest shall be calculated as if the weighted average interest rate that would have been applicable to such Indebtedness over the latest 12-month period ending on the last calendar month immediately prior to the Transaction Date had been the applicable rate on such Indebtedness for the entire reference period (taking into account any Interest Swap Agreements designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in interest rates (including any agreement that exchanges a fixed rate obligation for a floating rate obligation applicable to such Indebtedness if such Interest Swap Agreement has a remaining term in excess of 12 months));

                (7) the Consolidated EBITDA generated by operations that are permitted to be reported under discontinued operations, as determined in accordance with GAAP, will be excluded; and

                (8) the Consolidated Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Transaction Date.

                For purposes of this definition, wherever pro forma effect is given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company.

                "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

                (1)     Consolidated Interest Expense; plus

                (2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person and, to the extent permitted, its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective combined federal, state and local tax rate of such Person, expressed as a decimal.

                "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

                (1) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, net of any interest income, including without limitation: (a) any amortization of debt discount and amortization or write-off of deferred financing costs; (b) the net costs under Interest Swap Agreements; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation; and

                (2) the interest component of Capitalized Lease Obligations recognized by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP;

and less, to the extent included in such total interest expense, the amortization during such period of other capitalized financing costs, including without limitation, capitalized financing costs incurred in connection with the repayment of the Company's 10-1/8% Senior Subordinated Notes due 2003 and its existing credit agreement in connection with the offering of the Series A Notes issued on the Issue Date; provided, however, that the aggregate amount of amortization relating to any such other capitalized financing costs deducted in calculating Consolidated Interest Expense shall not exceed 5% of the aggregate amount of the financing giving rise to such capitalized financing costs.

                "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

                (1) after-tax gains or losses realized in connection with Asset Sales or abandonments or reserves relating thereto;

                (2) after-tax items classified as extraordinary gains or losses;

                (3) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted (and such restriction has not been waived) by a contract, operation of law or otherwise, except that such net income shall be included to the extent of the amount of dividends, distributions or loans paid in cash (or converted to cash) to the referent Person or to a Restricted Subsidiary of the referent Person;

                (4) the net income (or loss) of any Person, other than a Restricted Subsidiary of the referent Person, except that such net income shall be included to the extent of dividends or distributions paid in cash (or to the extent converted into cash) to the referent Person or to a Restricted Subsidiary of the referent Person by such Person; and

                (5) any restoration to income of any reserve, except to the extent that provision for such reserve reduced Consolidated Net Income accrued at any time following the Issue Date;

and provided that the following shall be added back to Consolidated Net Income to the extent they reduced Consolidated Net Income:

                (a) any non-cash goodwill impairment charges incurred subsequent to the date of this Indenture resulting from the application of SFAS No. 142, as in effect on the Issue Date;

                (b) any non-cash charges incurred subsequent to the date of this Indenture relating to the underfunded portion of any pension plans; and

                (c) any non-cash charges incurred subsequent to the date of this Indenture resulting from the application of SFAS No. 123, as in effect on the Issue Date.

                "Consolidated Non-Cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash charges and expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

                "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 14.2 or such other address as to which the Trustee may give notice to the Company.

                "Credit Facilities" means one or more debt facilities (including, without limitation, the Credit Agreement dated as of the Issue Date among the Company, the lenders party thereto and Deutsche Bank Trust Company Americas, as agent, together with all documents related thereto (including, without limitation, any guarantee agreements and security documents)) (the "Credit Agreement"), providing for revolving credit loans, term loans or letters of credit and in each case, as such agreements may be amended, amended and restated, supplemented (including, without limitation, any agreement or agreements extending the maturity thereof), modified, refinanced, replaced or otherwise restructured, in whole or in part from time to time (including, without limitation, increasing the amount of available borrowings, increasing interest rates and/or fees, adding additional collateral or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors) with respect to all or any portion of the Indebtedness under such agreement or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders.

                "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

                "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

                "Deposit Agent" means the party named as such in the Deposit Agreement until a successor replaces it in accordance with the provisions of the Deposit Agreement, and thereafter means the successor serving thereunder.

                "Deposit Agreement" means the Deposit Agreement, dated as of the Issue Date, by and among the Company, the Trustee and First American Title Insurance Company, as Deposit Agent, substantially in the form attached to the Intercreditor Agreement as Exhibit A, as amended from time to time as permitted by this Indenture and by the terms of the Intercreditor Agreement.

                "Depositary" means, with respect to the Notes issuable in whole or in part in global form, the Person specified in Section 2.6(g) as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions hereof, and, thereafter, "Depositary" shall mean or include such successor.

                "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control or an Asset Sale), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), on or prior to the date that is 91 days after the date of the final maturity date of the Notes.

                "Domestic Restricted Subsidiary" means any Restricted Subsidiary of the Company formed under the laws of the United States or any state of the United States or the District of Columbia.

                "Equity Offering" means a public or private equity offering of Qualified Capital Stock of the Company.

                "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

                "Excess Cash Flow" has the meaning assigned to such defined term in the Credit Agreement as in effect on the Issue Date; provided that on and after the earlier to occur of (a) the first date on which no Term Loan Indebtedness is outstanding and (b) such defined term is modified or is no longer in effect under the Credit Agreement, "Excess Cash Flow" shall mean, for any fiscal year, the Consolidated EBITDA of the Company and its Restricted Subsidiaries for such fiscal year:

                (1) minus the cash portion and the portion consisting of original issue discount relating to the Notes (whether issued on the Issue Date or thereafter in accordance with the terms of this Indenture) of Consolidated Interest Expense of the Company for such fiscal year,

                (2) minus all federal, state and foreign income taxes paid or payable in cash (without duplication) by the Company and its Restricted Subsidiaries with respect to such fiscal year,

                (3) minus all Capital Expenditures made during such fiscal year by the Company and its Restricted Subsidiaries,

                (4) minus an amount equal to the difference (if positive) between (a) $25 million and (b) the dollar amount of Capital Expenditures made during such fiscal year by the Company and its Restricted Subsidiaries, provided that such amount was invested by the Company or any of its Restricted Subsidiaries in any Permitted Joint Venture,

                (5) minus scheduled principal payments at maturity with respect to Subordinated Indebtedness, and scheduled amortization payments and principal payments at maturity with respect to any other Indebtedness (excluding Indebtedness, other than revolving Indebtedness under any Credit Facility, the proceeds of which were used to finance Capital Expenditures or Permitted Joint Ventures as described in clause
        (3) or (4), above), in each case to the extent such Indebtedness was permitted to be incurred under Section 4.9,

                (6) minus any net increase in the difference between (x) current assets, other than cash and Cash Equivalents, and (y) current liabilities, excluding therefrom the current portion of any long-term Indebtedness, of the Company and its Restricted Subsidiaries since the most recent Measurement Date or, for fiscal year 2003, since the last Business Day of fiscal year 2002, and

                (7) plus any net decrease in the difference between (x) current assets, other than cash and Cash Equivalents, and (y) current liabilities, excluding therefrom the current portion of any long-term Indebtedness, of the Company and its Restricted Subsidiaries since the most recent Measurement Date or, for fiscal year 2003, since the last Business Day of fiscal year 2002.

                "Excess Cash Flow Offer Date" means, subject to limited extensions, the earlier to occur of (a) the 120th day after the Measurement Date and (b) the tenth Business Day after the date on which annual financial information of the Company is filed with the Commission in accordance with the requirements of Section 4.3.

                "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

                "Exchange Offer" means the offer that shall be made by the Company pursuant to the Registration Rights Agreement to exchange Series A Notes for Series B Notes.

                "fair market value" means, with respect to any asset or property, the value which could be negotiated in an arm's-length transaction, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company in good faith.

                "First Priority Creditors" means the holders of First Priority Indebtedness.

                "First Priority Date" means the first Business Day of any First Priority Period.

                "First Priority Indebtedness" means Indebtedness permitted by clause (2) or (16) of the definition of "Permitted Indebtedness" and secured by a first priority Lien on the Collateral in accordance with Section 4.12.

                "First Priority Period" means any period after the Lien Attachment Date during which any Credit Facility is secured by a Lien (other than Permitted Liens contemplated by clauses (12), (16), (17), (18) and (29) of the definition thereof) solely on a material portion of the assets of the Company and its Subsidiaries that would not constitute Collateral (or on such assets and an immaterial amount of Collateral).

                "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not a Domestic Restricted Subsidiary.

                "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

                "Guarantee" means a senior unsecured guarantee of the Notes by a Guarantor.

                "Guarantor" means each of the Company's Restricted Subsidiaries that after the Issue Date executes a supplemental indenture in which such Restricted Subsidiary agrees to fully and unconditionally guarantee the Notes in accordance with the terms hereof, provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

                "Holder" means a Person in whose name a Note is registered.

                "Indebtedness" means with respect to any Person, without duplication:

                (1)     all Obligations of such Person for borrowed money;

                (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                (3)     all Capitalized Lease Obligations of such Person;

                (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

                (5) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than any letters of credit securing obligations entered into in the ordinary course of business to the extent such letters of credit are not drawn upon or, if drawn upon, such drawing is reimbursed within five Business Days following receipt of a demand for reimbursement following payment on such letters of credit);

                (6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause
        (8) below;

                (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

                (8) all Obligations under Interest Swap Agreements of such Person; and

                (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any, if and to the extent any of the preceding items (other than letters of credit, Interest Swap Agreements and Disqualified Capital Stock) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

                For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

                Notwithstanding the foregoing, "Indebtedness" shall not include
(A) advance payments by customers in the ordinary course of business for services or products to be provided or delivered in the future or (B) deferred taxes.

                The amount of any Indebtedness outstanding as of any date will be:

                (1)     the accreted value of the Indebtedness, in the case of

        any Indebtedness issued with original issue discount; and

                (2) the principal amount of the Indebtedness, in the case of any other Indebtedness.

                "Indenture" means this Indenture, as amended or supplemented from time to time.

                "Independent Financial Advisor" means a firm which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

                "Initial Purchasers" means Deutsche Bank Securities Inc., Wachovia Securities, Inc. and Fleet Securities, Inc.

                "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the Issue Date, by and among the Company, the Restricted Subsidiaries of the Company party thereto from time to time, the Trustee and the representatives of the First Priority Creditors party thereto from time to time, and the representatives party thereto from time to time of any other Indebtedness secured by a Lien on Collateral (if any), substantially in the form attached hereto as Exhibit G, as amended from time to time as permitted by this Indenture.

                "Interest Swap Agreements" means (1) any interest rate protection agreements or other types of interest rate hedging agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and (2) any other agreements or arrangements designed to protect against or manage exposure to fluctuations in interest rates.

                "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value by such Person of any Capital Stock, Indebtedness or other securities issued by, any other Person, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. "Investment" shall exclude direct or indirect advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the Company's or any Restricted Subsidiary's balance sheet, endorsements for collection or deposit arising in the ordinary course of business and extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. If the Company or any Restricted Subsidiary of the

Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

                "Issue Date" means April 15, 2003, the date of original issuance of the Series A Notes.

                "Legal Requirements" means, at any time, any and all judicial and administrative rulings and decisions, and any and all federal, state and local laws, ordinances, rules, regulations, permits and certificates of any Authority, in each case applicable, at such time to the Company or the Collateral (or the ownership or use thereof).

                "Lien" means any lien, mortgage, deed of trust, deed to secure debt, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest), provided that in no event shall an operating lease be deemed to constitute a Lien.

                "Lien Attachment Date" means (i) the first date of repayment in full of all Term Loan Indebtedness (other than through a Refinancing with Term Loan Indebtedness in whole or in part), and (ii) any date during any Unsecured Period following the initial Lien Attachment Date on which an unsecured Credit Facility is subsequently secured by a Lien on assets that would constitute Collateral as provided in Section 11.6(b).

                "Mortgage" means each mortgage, deed of trust or deed to secure debt (in each case as amended, amended and restated, supplemented, replaced and/or otherwise modified from time to time) substantially in the form attached hereto as Exhibit H-1, H-2 or H-3, respectively (including such provisions as shall be necessary to conform such form to applicable Legal Requirements), required to be delivered with respect to the Real Estate required to be mortgaged pursuant to this Indenture and the Security Documents.

                "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

                (1) out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions and any relocation expenses);

                (2) taxes paid or payable as a result of such Asset Sale after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

                (3) repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale (other than the Notes);

                (4) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in or having a Lien on the assets subject to the Asset Sale;

                (5) all distributions and other payments required to be made to non-majority interest holders in Restricted Subsidiaries as a result of such Asset Sale; and

                (6) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

                "Net Insurance/Condemnation Proceeds" means any cash payments or proceeds received by the Company or any of its Subsidiaries or the Trustee (a) under any business interruption or casualty insurance policy in respect of a covered loss with respect to Collateral thereunder or (b) as a result of the taking of any assets of the Company or any of its Subsidiaries constituting Collateral by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by the Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of the Company or such Subsidiary in respect thereof.

                "Non-Recourse Debt" means Indebtedness:

                (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

                (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of such other Indebtedness of the Company or its Restricted Subsidiaries to be accelerated or payable prior to its Stated Maturity.

                "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

                "Note Lien" means any Lien on the Collateral in favor of the Trustee and the Holders securing the Obligations of the Company and its Subsidiaries under or in respect of this Indenture, the Notes, the Guarantees, if any, and the Security Documents.

                "Notes" means the Series A Notes and the Series B Notes, if any, that are issued under this Indenture, as amended or supplemented from time to time, including Additional Notes, if any.

                "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                "Officer" means, (a) with respect to any Person that is a corporation, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, the Controller, the Secretary or any Vice-President of such Person and (b) with respect to any other Person, the individuals selected by such Person to perform functions similar to those of the officers listed in clause (a).

                "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the principal accounting officer of the Company, that meets the requirements of Sections 14.4 and 14.5.

                "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Sections
14.4 and 14.5. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

                "Permitted Business" means any business conducted by the Company on the date of this Indenture, any reasonable extension thereof, and any additional business reasonably related, incidental, ancillary or complementary thereto and any other business which would not be material to the Company and its Restricted Subsidiaries taken as a whole.

                "Permitted Holders" means Joseph L. Lanier, Jr., Richard L. Williams and Barry F. Shea and certain of their family members who beneficially own Voting Stock of the Company on the date of this Indenture (or, in the case of the death or incompetence of any such person or family member, the estate, heirs, executor, administrator, committee or other personal representative of such person or family member (collectively, "heirs")) or any Person controlled, directly or indirectly, by such person or family member or his heirs.

                "Permitted Indebtedness" means, without duplication, each of the following:

                (1) Indebtedness under the Notes issued on the Issue Date and the related guarantees, if any, and the Series B Notes issued in exchange therefor and the related guarantees, if any, to be issued in accordance with the Registration Rights Agreement;

                (2) Indebtedness incurred pursuant to Credit Facilities in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $200.0 million and (b) $40.0 million plus the Borrowing Base;

                (3) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date;

                (4) Interest Swap Agreements of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that the notional principal amount of such Interest Swap Agreement does not, at the time of the incurrence thereof, exceed the principal amount of the Indebtedness to which such Interest Swap Agreement relates;

                (5) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                (6)     Indebtedness under Commodity Agreements;

                (7) Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture; provided that if as of any date any Person other than the Company or a Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (7) by the issuer of such Indebtedness;

                (8) Indebtedness of the Company to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture, in each case subject to no Lien other than a Lien permitted under this Indenture; provided that if as of any date any Person other than a Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (8) by the Company;

                (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of receipt by the borrower of notice of such overdraft;

                (10) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

                (11) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed $10.0 million at any one time outstanding;

                (12)    Refinancing Indebtedness;

                (13) Indebtedness of the Company or a Restricted Subsidiary to the extent the net proceeds thereof are promptly deposited to defease the Notes as described under Article VIII;

                (14) Indebtedness represented by guarantees by the Company or its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred under this Indenture;

                (15) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of any business, assets or Restricted Subsidiary of the Company;

                (16) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount or liquidation preference (or accreted value, as applicable) not to exceed $15.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under any Credit Facility);

                (17) Indebtedness of any Foreign Subsidiary in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (17), not to exceed $10.0 million; and

                (18) Indebtedness incurred pursuant to a Receivables Program; provided, however, that after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (18) plus any Indebtedness incurred pursuant to clause (2) and outstanding on the date of such incurrence does not exceed the greater of (a) $200.0 million and
        (b) $40.0 million plus the Borrowing Base.

                For purposes of determining compliance with Section 4.9: (1) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (18) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of Section 4.9, the Company shall, in its sole discretion, be permitted to classify (or later reclassify) such item of Indebtedness in any manner that complies with this definition; (2) the outstanding principal amount of any particular Indebtedness shall be counted only once and any obligations arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded;
(3) the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.9; and (4) the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may incur pursuant to Section 4.9 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

                "Permitted Investments" means:

                (1) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company or that will merge, consolidate or amalgamate into, or will transfer or convey substantially all of its assets to, or will be liquidated into, the Company or a Restricted Subsidiary of the Company;

                (2) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment and held by a Restricted Subsidiary that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and this Indenture;

                (3)     Investments in any of the Notes;

                (4)     Investments in cash and Cash Equivalents;

                (5) loans and advances to employees, directors and officers of the Company and its Restricted Subsidiaries in the ordinary course of business;

                (6) Currency Agreements, Commodity Agreements and Interest Swap Agreements entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture;

                (7) additional Investments having an aggregate fair value (measured on the date each such Investment was originally made) not to exceed $10.0 million at any one time outstanding;

                (8) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

                (9) Investments made by the Company or its Restricted Subsidiaries as a result of non-cash consideration received in connection with an Asset Sale made in compliance with Section 4.10;

                (10) Investments represented by guarantees that are otherwise permitted under this Indenture;

                (11) Investments the payment for which is Qualified Capital Stock of the Company;

                (12) Investments in existence on the date of this Indenture and an Investment in any Person to the extent such Investment replaces or refinances an Investment in such Person existing on the date of this Indenture in an amount not exceeding the amount of the Investment being replaced or refinanced; provided, however, that the new Investment is on terms and conditions no less favorable to the Company and its Restricted Subsidiaries than the Investment being renewed or replaced;

                (13) Investments in Permitted Joint Ventures in an amount not to exceed, together with the amount of all other Investments outstanding under this clause (13), $15.0 million; and

                (14) an Investment in a trust, limited liability company, special purpose entity or other similar entity in connection with a Receivables Program; provided, however, that the only assets transferred to such trust, limited liability company, special purpose entity or other similar entity consist of Receivables and Related Assets of such Receivables Subsidiary.

                "Permitted Joint Ventures" means any Investment in any Person or Persons (i) in which the Company and/or any Wholly Owned Restricted Subsidiary owns at least 30% of the outstanding Capital Stock thereof and (ii) which engages only in a Permitted Business.

                "Permitted Liens" means the following types of Liens:

                (1) Liens securing Indebtedness under any Credit Facility; provided that the aggregate principal amount of such Indebtedness secured by such Liens for purposes of this clause (1) does not exceed the amount of Indebtedness permitted to be incurred pursuant to clause
        (2) of the definition of "Permitted Indebtedness";

                (2) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

                (3) Liens securing the Notes (including Additional Notes) and any Guarantees;

                (4) Liens in favor of the Company or a Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company;

                (5) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such
        Liens: (i) are no less favorable to the Holders of the Notes in any material respect and are not more favorable to the lienholders in any material respect with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing (or available under the written arrangements under which the original Lien arose to secure) the Indebtedness so Refinanced, provided that such Liens may extend to assets or property affixed or appurtenant to, or proceeds from, the property or assets originally securing such Liens;

                (6) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) being contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on their books such reserves as may be required pursuant to GAAP;

                (7) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

                (8) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or to secure contested taxes or the payment of rent;

                (9) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                (10) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances, minor defects or irregularities in title in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

                (11) any interest or title of a lessor under any Capitalized Lease Obligation permitted to be incurred under this Indenture; provided that such Liens do not extend to any property or asset which is not leased property subject to such Capitalized Lease Obligation;

                (12) Liens securing Purchase Money Indebtedness; provided, however, that (a) such Purchase Money Indebtedness shall not exceed the purchase price or other cost of such assets, property or equipment and shall not be secured by any assets, property or equipment of the Company or any Restricted Subsidiary of the Company other than the assets, property and equipment so acquired and (b) the Lien securing such Purchase Money Indebtedness shall be created within 90 days of such acquisition;

                (13) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                (14) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

                (15) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

                (16) Liens securing obligations under Interest Swap Agreements which obligations relate to Indebtedness that is otherwise permitted under this Indenture;

                (17) Liens securing Indebtedness under Currency Agreements or Commodity Agreements;

                (18) Liens securing Acquired Indebtedness incurred in accordance with Section 4.9; provided that:

                        (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

                        (b) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

                (19) Liens on assets of a Restricted Subsidiary of the Company that is not a Guarantor to secure Indebtedness of such Restricted Subsidiary that is otherwise permitted to be incurred under this Indenture;

                (20) leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

                (21) banker's Liens, rights of set-off and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts, including dedicated cash collateral accounts to secure obligations under letters of credit;

                (22) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

                (23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

                (24) Liens securing Indebtedness permitted to be incurred pursuant to clauses (16) and (17) of the definition of "Permitted Indebtedness";

                (25) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding;

                (26) Liens securing industrial revenue or pollution control bonds that were permitted by the terms of this Indenture to be incurred;

                (27) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

                (28) to the extent permitted under the Credit Facilities, any Lien granted to a licensor under a license agreement relating to the Company's products;

                (29) Liens on Receivables and Related Assets to reflect sales of receivables pursuant to a Receivables Program;

                (30) customary Liens for the fees, costs and expenses of trustees and escrow agents pursuant to an indenture, escrow agreement or similar agreement establishing a trust or escrow arrangement, and Liens pursuant to merger agreements, stock purchase agreements, asset sale agreements, option agreements and similar agreements in respect of the disposition of property or assets of the Company or any Restricted Subsidiary on the property to be disposed of, to the extent such dispositions are permitted hereunder; and

                (31)    Liens created by the Security Documents.

                "Person" means an individual, partnership, corporation, unincorporated organization, limited liability company, trust or joint venture, or a governmental agency or political subdivision thereof.

                "PORTAL Market" means the Portal Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

                "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

                "Purchase Date" means, with respect to any Note to be repurchased, the date fixed for such repurchase by or pursuant to this Indenture.

                "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price of any Asset Acquisition, or all or any part of the purchase price, or the cost of installation, construction or improvement, of any other assets, property or equipment in each case to be used in a Permitted Business.

                "Purchase Price" means the amount payable for the repurchase of any Note on a Purchase Date, exclusive of accrued and unpaid interest and Additional Interest (if any) thereon to the Purchase Date, unless otherwise specifically provided.

                "QIB" means a qualified institutional buyer as defined in Rule 144A under the Securities Act.

                "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

                "Quotation Agent" means the Reference Treasury Dealer appointed by the Trustee after consultation with the Company.

                "Real Estate" means all real property owned or leased by the Company or any Guarantor of the Company, together with all fixtures, improvements and other structures thereon.

                "Receivables and Related Assets" means accounts receivable, instruments, chattel paper, obligations, general intangibles and other similar assets, including interests in merchandise or goods the sale or lease of which gives rise to the foregoing, related contractual rights, guarantees, insurance proceeds, collections and other related assets and proceeds of all the foregoing.

                "Receivables Program" means, with respect to any Person, any accounts receivable securitization program pursuant to which such Person pledges, sells or otherwise transfers or encumbers its accounts receivable, including to a trust, limited liability company, special purpose entity or other similar entity.

                "Receivables Subsidiary" means a Wholly Owned Subsidiary of the Company or a Restricted Subsidiary of the Company (or another Person in which the Company or any Restricted Subsidiary of the Company makes an Investment and to which the Company or any Restricted Subsidiary of the Company transfers Receivables and Related Assets) which engages in no activities other than in connection with the financing of Receivables and Related Assets and which is designated by the Board of Directors of the Company as a Receivables Subsidiary.

                "Redemption Date" means, with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

                "Redemption Price" means the amount payable for the redemption of any Note on a Redemption Date, exclusive of accrued and unpaid interest and Additional Interest (if any) thereon to the Redemption Date, unless otherwise specifically provided.

                "Reference Treasury Dealer" means (1) Deutsche Bank Securities Inc. and its respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (any of them, a "Primary Treasury Dealer"), the Company may substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by the Trustee after consultation with the Company.

                "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

                "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

                "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with Section 4.9 (other than pursuant to clause (2), (4), (5), (6),
(7), (8), (9), (10), (11), (13), (14), (15), (16), (17) or (18) of the
definition of "Permitted Indebtedness"), in each case that does not:

                (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

                (2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company (and is not otherwise guaranteed by a Restricted Subsidiary of the Company), then such Refinancing Indebtedness shall be Indebtedness solely of the Company and/or any Restricted Subsidiary that is or becomes a Guarantor and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

                "Registration Rights Agreement" means the registration rights agreement dated as of the Issue Date among the Company and the Initial Purchasers.

                "Regulation S" means Regulation S as promulgated under the Securities Act.

                "Replacement Assets" means (1) long-term assets that will be used or useful in a Permitted Business, (2) substantially all of the assets of another Permitted Business, (3) Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary as a result of such acquisition, or (4) equity interests in Permitted Joint Ventures. For the purposes of Section 4.10(a)(3)(A), Replacement Assets means only assets described above that (1) would constitute Collateral, or (2) may not be subject to a Lien solely due to legal restrictions.

                "Responsible Officer" means, when used with respect to the Trustee, any officer of the Trustee assigned by the Trustee to administer this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

                "Rule 144A" means Rule 144A promulgated under the Securities
Act.

                "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired (except for temporary leases for a term of not more than three years and intercompany leases), which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

                "Second Priority Period" means any Secured Period that is not a First Priority Period.

                "Secured Period" means (i) the period commencing on the initial Lien Attachment Date, if any, and ending on such date, if any, as the Note Liens on all of the Collateral are, or are required to be released pursuant to Section 11.6(a), and (ii) any subsequent period commencing on any subsequent Lien Attachment Date, if any, and ending on such date, if any, as the Note Liens on all of the Collateral are, or are required to be released pursuant to Section 11.6(a).

                "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

                "Security Agreement" means the Security Agreement, dated as of the Issue Date, by and among the Company, the Restricted Subsidiaries party thereto from time to time and the Trustee, securing the obligations of the Company and the Restricted Subsidiaries under the Notes, the Guarantees, if any, and this Indenture and substantially in the form attached hereto as Exhibit I, as amended from time to time as permitted by this Indenture, which may be the same security agreement securing the obligations of the Company and its Restricted Subsidiaries under the Credit Facilities.

                "Security Documents" means the Security Agreement, the Intercreditor Agreement and each other security agreement, Mortgage, financing statement or other document applicable to the Collateral delivered pursuant to
Article XI and all UCC or other financing statements or instruments of perfection required by this Indenture, the Security Agreement, any Mortgage or the Intercreditor Agreement to be filed with respect to the

Liens created pursuant to the Security Agreement, any Mortgage, and any other security or other document applicable to the Collateral.

                "Series A Notes" means the Company's 12-3/4% Senior Notes due 2009, whether issued on the Issue Date or thereafter, including any Additional Notes, if applicable.

                "Series B Notes" means notes issued by the Company hereunder containing terms identical to the Series A Notes (except that (i) interest and Additional Interest (if any) thereon shall accrue from the last date on which interest was paid on the Series A Notes or, if no such interest has been paid, from the date of original issuance, (ii) the legend or legends relating to transferability and other related matters set forth on the Series A Notes, including the text referred to in footnote 2 of Exhibit A, shall be removed or appropriately altered, and (iii) as otherwise set forth herein), to be offered to Holders of Series A Notes in exchange for such Series A Notes pursuant to the Exchange Offer or any exchange offer specified in any registration rights agreement relating to Additional Notes or in a registered public offering of Additional Notes.

                "Significant Subsidiary," with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act as in effect on April 1, 2003.

                "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                "Subordinated Indebtedness" means Indebtedness of the Company or any Guarantor that is subordinated or junior in right of payment to the Notes or any Guarantee of such Guarantor, as the case may be.

                "Subsidiary," with respect to any Person, means:

                (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled (without regard to the occurrence of any contingency) to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

                (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

                "Term Loan Indebtedness" means any term loans or available term loan commitments under any Credit Facility.

                "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA; provided that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

                "Transfer Restricted Security" means a Note that is a restricted security as defined in Rule 144(a)(3) under the Securities Act.

                "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable

Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

                "Trust Monies" means all cash and Cash Equivalents deposited in the Collateral Account in accordance with this Indenture and the Security Documents.

                "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor serving hereunder.

                "Unrestricted Subsidiary" of any Person means:

                (1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

                (2)     any Subsidiary of an Unrestricted Subsidiary.

                The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that:

                (1) the Company certifies to the Trustee that such designation complies with Section 4.7; and

                (2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

                For purposes of making the determination of whether any such designation of a Subsidiary as an Unrestricted Subsidiary complies with Section 4.7, the portion of the fair market value of the net assets of such Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary that is represented by the interest of the Company and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Company, shall be deemed to be an Investment. Such designation will be permitted only if such Investment would be permitted at such time under Section 4.7.

                The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

                (1) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.9(a) calculated on a pro forma basis as if such designation occurred at the beginning of the Four Quarter Period; and

                (2) immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

                Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                "Unsecured Period" means the period from the Issue Date to the initial Lien Attachment Date and any period thereafter that is not a Secured Period.

                "U.S. Government Securities" shall mean securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Securities or a specific payment of interest on or principal of any such U.S. Government Securities held by such custodian for the account of the holder of a depository receipt.

                "U.S. Person" means any U.S. Person as defined in Regulation S.

                "Voting Stock" of any Person means any class or classes of Capital Stock which entitle the holders thereof under ordinary circumstances to elect at least a majority of the Board of Directors of such Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

                "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

                "Wholly Owned Restricted Subsidiary" of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

                "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

Section 1.2.    OTHER DEFINITIONS.

                Term                                          Defined in Section
                ----                                          ------------------
                "Acceleration Notice"......................           6.2
                "Act.......................................         1.5(a)
                "Adjusted Net Assets"......................          10.5
                "Affiliate Transaction"....................         4.11(a)
                "Agent Members"............................         2.6(b)
                "Casualty Loss"............................         4.14(b)
                "Certificated Notes".......................           2.1
                "Change of Control Offer"..................         4.15(a)
                "Change of Control Offer Period"...........         3.9(b)
                "Covenant Defeasance"......................           8.3
                "Event of Default".........................           6.1
                "Excess Cash Flow Amount"..................         4.19(c)
                "Excess Cash Flow Offer"...................         4.19(a)

                Term                                          Defined in Section
                ----                                          ------------------
                "Excess Cash Flow Purchase Price"..........         4.19(a)
                "Foreign Person"...........................         2.6(c)
                "Funding Guarantor"........................          10.5
                "Global Notes".............................           2.1
                "incur"....................................         4.9(a)
                "Initial Excess Cash Flow Amount"..........         4.19(a)
                "Institutional Accredited Investors".......           2.1
                "Legal Defeasance".........................           8.2
                "Measurement Date".........................         4.19(a)
                "Minimum Liquidity"........................          4.19
                "Net Proceeds Offer".......................         4.10(b)
                "Net Proceeds Offer Amount"................         4.10(b)
                "Net Proceeds Offer Trigger Date"..........         4.10(b)
                "Offshore Certificated Notes"..............           2.1
                "Optional Redemption"......................           3.7
                "Paying Agent".............................           2.3
                "Permanent Regulation S Global Note".......           2.1
                "Private Placement Legend".................         2.6(h)
                "Reduced Excess Cash Flow Amount"..........         4.19(b)
                "Reference Date"...........................           4.7
                "Registrar"................................           2.3
                "Regulation S Global Note".................           2.1
                "Restricted Payment".......................           4.7
                "Restricted Payments Basket"...............           4.7
                "Rule 144A Global Note"....................           2.1
                "Special Redemption".......................           3.8
                "Surviving Entity".........................           5.1
                "Temporary Regulation S Global Note".......           2.1
                "U.S. Certificated Notes"..................           2.1

Section 1.3.    Incorporation by Reference of Trust Indenture Act.

                Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                The following TIA terms used in this Indenture have the following meanings:

                "indenture securities" means the Notes;

                "indenture security holder" means a Holder;

                "indenture to be qualified" means this Indenture;

                "indenture trustee" or "institutional trustee" means the Trustee;

                "obligor" on the Notes means the Company and any successor obligor upon the Notes.

                All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.4.    Rules of Construction.

                Unless the context otherwise requires:

                (a)     a term has the meaning assigned to it;

                (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                (c)     "or" is not exclusive;

                (d) words in the singular include the plural, and in the plural include the singular; and

                (e) references to sections of or rules under the Securities Act, the Exchange Act and the TIA shall be deemed to include substitute, replacement and successor sections or rules adopted by the Commission from time to time unless otherwise specified.

Section 1.5.    Acts of Holders.

                (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing or bound by such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

                (c) The ownership of Notes shall be proved by the register maintained by the Registrar.

                (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

                                   ARTICLE II.

                                    THE NOTES

Section 2.1.    Form and Dating.

                The Series A Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage in addition to those set forth in Exhibit A. The Series B Notes shall be substantially in the form of Exhibit B. The notation on each Note relating to the Guarantees, if any, shall be substantially in the form set forth in Exhibit
C. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

                The terms and provisions contained in the Notes and Guarantees shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Guarantors, if any, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a single permanent global Note in registered form, substantially in the form set forth in Exhibit A (the "Rule 144A Global Note"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

                Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single temporary global
Note in registered form substantially in the form set forth in Exhibit A (the "Temporary Regulation S Global Note"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. At any time following 40 days after the later of the consummation of the offering of the Notes and the Issue Date, upon receipt by the Trustee and the Company of a duly executed certificate substantially in the form of Exhibit D(1), a single permanent Global Note in registered form substantially in the form set forth in Exhibit A (the "Permanent Regulation S Global Note," and together with the Temporary Regulation S Global Note, the "Regulation S Global Note") duly executed by the Company and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depositary. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

                Notes offered and sold to institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) ("Institutional Accredited Investors"), if any, shall be issued in the form of permanent U.S. Certificated Notes in registered form in substantially the form set forth in Exhibit A (the "U.S. Certificated Notes"). Notes issued pursuant to
Section 2.6 in exchange for interests in the Rule 144A Global Note or the Regulation S Global Note shall be in the form of permanent Certificated Notes in registered form substantially in the form set forth in Exhibit A (the "Offshore Certificated Notes"), in the case of those issued in exchange for the Regulation S Global Note, and U.S. Certificated Notes, in the case of those issued in exchange for the Rule 144A Global Note.

                The Offshore Certificated Notes and U.S. Certificated Notes are sometimes collectively herein referred to as the "Certificated Notes." The Rule 144A Global Note and the Regulation S Global Note are sometimes referred to herein as the "Global Notes."

Section 2.2.    Execution and Authentication.

                An Officer of the Company shall sign the Notes for the Company by manual or facsimile signature and the Notes shall be attested to by another Officer of the Company. The seal of the Company shall be reproduced on the Notes and may be in facsimile form.

                If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. Each Guarantor, if any, shall execute a Guarantee in the manner set forth in Section 10.7.

                A Note shall not be valid until authenticated by the signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                The Trustee, upon a written order of the Company signed by two Officers of the Company, together with the other documents required by Sections
14.4 and 14.5, shall authenticate (i) Series A Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $157.0 million and
(ii) subsequent to the Issue Date and subject to Section 4.9, Additional Notes. Any such written order relating to the issuance of Additional Notes shall confirm that such Officers have reviewed the outstanding Security Documents (or the Security Documents held in trust pursuant to the Deposit Agreement, if prior to the Lien Attachment Date), in each case for the purpose of confirming that any cap on indebtedness provided in such Security Documents shall not be exceeded by the issuance of such Additional Notes. The Trustee, upon written order of the Company signed by two Officers of the Company, together with the other documents required by Sections 14.4 and 14.5, shall authenticate Series B Notes; provided that such Series B Notes shall be issuable only upon the valid surrender for cancellation of Series A Notes of a like aggregate principal amount in accordance with the Exchange Offer or an exchange offer specified in any registration rights agreement relating to Additional Notes or in connection with one or more registered public offerings of Additional Notes. Such written order of the Company shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. Any Additional Notes shall be part of the same issue as the Notes being issued on the Issue Date and will vote on all matters as one class with the Notes being issued on the Issue Date, including, without limitation, waivers, amendments, redemptions, Change of Control Offers, Net Proceeds Offers and Excess Cash Flow Offers.

                The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.3.    Registrar and Paying Agent.

                The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. At the option of the Company, payment of interest and Additional Interest (if any) may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest and Additional Interest (if any) on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Depositary shall, by acceptance of a Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

                The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

                The Trustee is hereby authorized to enter into a letter of representations with the Depositary in the form provided by the Company and to act in accordance with such letter.

Section 2.4.    Paying Agents to Hold Money in Trust.

                The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, interest and Additional Interest (if any) on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.5.    Holder Lists.

                The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, and the Company shall otherwise comply with TIA Section 312(a).

Section 2.6.    Transfer and Exchange.

                (a) Transfer and Exchange Generally; Book Entry Provisions. Upon surrender for registration of transfer of any Note to the Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.6, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

                Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.2. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

                All Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. Except as otherwise provided in this Indenture, and in addition to the requirements set forth in the legend referred to in Section 2.6(h)(i) below, in connection with any transfer of Transfer Restricted Securities any request for transfer shall be accompanied by a certification to the Trustee relating to the manner of such transfer substantially in the form of Exhibit D(2).

                (b) Book-Entry Provisions for the Global Notes. The Rule 144A Global Note and Regulation S Global Note initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as Note Custodian and (iii) bear legends as set forth in Section 2.6(h).

                Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Rule 144A Global Note or Regulation S Global Note, as the case may be, held on their behalf by the Depositary, or the Trustee as its custodian, or under the Rule 144A Global Note or Regulation S Global Note, as the case may be, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Rule 144A Global Note or Regulation S Global Note, as the case may be, for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

                Transfers of the Rule 144A Global Note and the Regulation S Global Note shall be limited to transfers of such Rule 144A Global Note or Regulation S Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Beneficial interests in the Rule 144A Global Note and the Regulation S Global Note may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of this Section 2.6. The registration of transfer and exchange of beneficial interests in a Global Note, which does not involve the issuance of a Certificated Note, shall be effected through the Depositary, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor. The Trustee shall have no responsibility or liability for any act or omission of the Depositary.

                At any time at the request of the beneficial holder of an interest in the Rule 144A Global Note or Permanent Regulation S Global Note to obtain a Certificated Note, such beneficial holder shall be entitled to obtain a Certificated Note upon written request to the Trustee and the Note Custodian in accordance with the standing instructions and procedures existing between the Note Custodian and Depositary for the issuance thereof. Upon receipt of any such request, the Trustee, or the Note Custodian at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of the Rule 144A Global Note or Permanent Regulation S Global Note, as appropriate, to be reduced by the principal amount of the Certificated Note issued upon such request to such beneficial holder and, following such reduction, the Company will execute and the Trustee will authenticate and deliver to such beneficial holder (or its nominee) a Certificated Note or Certificated Notes in the appropriate aggregate principal amount in the name of such beneficial holder (or its nominee) and bearing such restrictive legends as may be required by this Indenture.

                (c) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Security to any Institutional Accredited Investor that is not a QIB (other than any Person that is not a U.S. Person as defined under Regulation S, a "Foreign Person"):

                (i) the Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if (x) the proposed transferee has certified in writing to the Registrar that the requested transfer is at least two years after the later of (A) the Issue Date of the Notes and (B) the last date on which any Notes were acquired from an Affiliate of the Company and has delivered legal opinions and such other information as the Trustee and the Company may reasonably require, or (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit E and (B) such certifications, legal opinions and other information as the Trustee and the Company may reasonably request to confirm that such transaction is in compliance with the Securities Act; and

                (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of
        (x) the documents required by clause (i), and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Notes of like tenor and amount.

                (d) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Security to a QIB (other than Foreign Persons):

                (i) if the Note to be transferred consists of Certificated Notes or an interest in the Regulation S Global Note, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on a certificate substantially in the form of Exhibit D(2) stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who is a QIB within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A; and

                (ii) if the proposed transferee is an Agent Member, and the Note to be transferred consists of Certificated Notes or an interest in the Regulation S Global Note, upon receipt by the Registrar of (x) the documents referred to in clause (i), and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the Certificated Notes or the interest in the Regulation S Global Note, as the case may be, to be transferred, and the Trustee shall cancel the Certificated Notes or decrease the amount of the Regulation S Global Note so transferred.

                (e) Transfers of Interests in the Temporary Regulation S Global Note. The following provisions shall apply with respect to the registration of any proposed transfer of interests in the Temporary Regulation S Global Note:

                (i) the Registrar shall register the transfer of an interest in the Temporary Regulation S Global Certificate if (x) the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F and the transferee shall have delivered a certificate substantially in the form of Exhibit D(1) stating, among other things, that the proposed transferee is a Foreign Person or (y) the proposed transferee is a QIB and the proposed transferor has checked the box provided for on a certificate substantially in the form of Exhibit D(2) stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A; and

                (ii) if the proposed transferee is an Agent Member, upon receipt by the Registrar of (x) the documents referred to in clause (i), and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the Temporary Regulation S Global Note to be transferred, and the Trustee, as Note Custodian, shall decrease the amount of the Temporary Regulation S Global Note.

                (f) Transfers to Foreign Persons. The following provisions shall apply with respect to any transfer of a Transfer Restricted Security to a Foreign Person:

                (i) the Registrar shall register any proposed transfer of a Note to a Foreign Person upon receipt of a certificate substantially in the form of Exhibit F from the proposed transferor and such certifications, legal opinions and other information as the Trustee or the Company may reasonably request; and

                (ii) (a) if the proposed transferor is an Agent Member holding a beneficial interest in the Rule 144A Global Note or the Note to be transferred consists of Certificated Notes, upon receipt by the Registrar of (x) the documents required by clause (i), and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Note or cancel the Certificated Notes, as the case may be, to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the Certificated Notes to be transferred, and the Trustee shall decrease the amount of the Rule 144A Global Note.

                (g) The Depositary. The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes. Initially, the Rule 144A Global Note and the Regulation S Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Note Custodian for Cede & Co.

                Notes in Certificated form issued in exchange for all or a part of a Global Note pursuant to this Section 2.6 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Certificated Notes in Certificated form to the persons in whose names such Notes in Certificated form are so registered.

                Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Rule 144A Global Note or the Permanent Regulation S Global Note, as the case may be, if at any time:

                (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Rule 144A Global Note or the Permanent Regulation S Global Note, as the case may be, and a successor Depositary is not appointed by the Company within 90 days after delivery of such notice; or

                (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes under this Indenture,

and the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.2, authenticate and deliver Certificated Notes in an aggregate principal amount equal to the principal amount of the Rule 144A Global Note or the Permanent Regulation S Global Note, as the case may be, in exchange for such Global Notes.

                (h)     Legends.

                (i)     Except as permitted by the following paragraphs (ii) and
(iii), each Note certificate evidencing Global Notes and Certificated Notes (and all Notes issued in exchange therefor or substitution thereof) shall (x) be subject to the restrictions on transfer set forth in this Section 2.6 (including those set forth in the legend below) unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each Transfer Restricted Security, by such Holder's acceptance thereof, agrees to be bound by all such restrictions on transfer and (y) bear the legend set forth below (the "Private Placement Legend"):

        "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT
        (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR
        (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT WITHIN THE LATER OF (X) TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE AND (Y) TWO YEARS AFTER ANY NOTES ARE ACQUIRED FROM DAN RIVER INC. OR ANY AFFILIATE OF DAN RIVER INC. RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO DAN RIVER INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO DAN RIVER INC. IF DAN RIVER INC. SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND
        (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE LATER OF
        (X) TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE AND (Y) TWO YEARS AFTER ANY NOTES ARE ACQUIRED FROM DAN RIVER INC. OR ANY AFFILIATE OF DAN RIVER INC., IF THE

        PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND DAN RIVER INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

Each Note certificate evidencing Global Notes and Certified Notes (and all Notes issued in exchange therefor or substitution thereof) shall also bear the legend set forth below:

        "THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (AS DEFINED IN SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1886, AS AMENDED). THE ISSUE PRICE OF THE NOTE IS $950.35 (PER $1,000), THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $49.65 (PER $1,000), THE ISSUE DATE IS APRIL 15, 2003 AND THE YIELD TO MATURITY IS 14% PER ANNUM."

                (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global
Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                (a) in the case of any Transfer Restricted Security that is a Certificated Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                (b) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.6(b); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Certificated Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certifications to be substantially in the form of Exhibit D(2));

in each case, upon the delivery by the transferor of such opinions and other information as the Trustee or the Company shall reasonably request.

                (iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Series A Notes, in each case unless the Company has notified the Registrar in writing that the Holder of such Series A Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Series A Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company.

                (iv) Each Global Note, whether or not a Transfer Restricted Security, shall also bear the following legend on the face thereof:

        THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                (v) Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Note Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradable on the PORTAL Market or tradable on Euroclear or Clearstream or as may be required for the Notes to be tradable on any other market developed for trading of securities pursuant to Rule 144A or Regulation S under the Securities Act or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

                (i) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with
Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Notes shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction. In the event of any transfer of any beneficial interest between the Rule 144A Global Note and the Regulation S Global Note in accordance with the standing procedures and instructions between the Depositary and the Note Custodian and the transfer restrictions set forth herein, the aggregate principal amount of each of the Rule 144A Global Note and the Regulation S Global Note shall be appropriately increased or decreased, as the case may be, and an endorsement shall be made on each of the Rule 144A Global Note and the Regulation S Global Note by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction or increase.

                (j)     General Provisions Relating to Transfers and Exchanges.

                (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Certificated Notes and Global Notes at the Registrar's request.

                (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 3.6).

                (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                (iv) All Certificated Notes and Global Notes issued upon any registration of transfer or exchange of Certificated Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificated Notes or Global Notes surrendered upon such registration of transfer or exchange.

                (v)     The Company shall not be required:

                (a) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section
        3.2 and ending at the close of business on the day of selection; or

                (b) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                (c) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                (vi) Prior to due presentment of the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of all payments with respect to such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                (vii) The Trustee shall authenticate Certificated Notes and Global Notes in accordance with the provisions of Section 2.2.

Section 2.7.    Replacement Notes.

                If any mutilated Note is surrendered to the Trustee or either the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an authentication order in accordance with Section 2.2, shall authenticate a replacement Note if the Trustee's requirements for replacement of Notes are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Trustee and the Company may charge the Holder for their expenses in replacing a Note.

                Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.8.    Outstanding Notes.

                The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee or the Note Custodian in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in
Section 2.9, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

                If a Note is replaced pursuant to Section 2.7, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser for value.

                If the principal amount of any Note is considered paid under
Section 4.1, it ceases to be outstanding and interest on it ceases to accrue.

                If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.9.    Treasury Notes.

                In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Affiliate thereof shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver of consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. The Company agrees to notify the Trustee of the existence of any such treasury Notes or Notes owned by the Company or an Affiliate thereof.

Section 2.10.   Temporary Notes.

                Until Certificated Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an authentication order in accordance with Section 2.2, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Certificated Notes, but may have such variations as the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Certificated Notes in exchange for temporary Notes.

                Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.   Cancellation.

                The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy all canceled Notes in accordance with the Trustee's usual procedures. The Trustee shall maintain a record of the destruction of all canceled Notes. Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation.

Section 2.12.   Defaulted Interest.

                If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.   Persons Deemed Owners.

                Prior to due presentment of a Note for registration of transfer and subject to Section 2.12, the Company, the Trustee, any Paying Agent, any co-registrar and any Registrar may deem and treat the person in whose name any Note shall be registered upon the register of Notes kept by the Registrar as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Company, any co-registrar or any Registrar) for the purpose of receiving all payments with respect to such Note and for all other purposes, and none of the Company, the Trustee, any Paying Agent, any co-registrar or any Registrar shall be affected by any notice to the contrary.

Section 2.14.   CUSIP Numbers.

                The Company in issuing the Notes may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall notify the Trustee of any change to the CUSIP numbers.

Section 2.15.   Designation.

                The Indebtedness evidenced by the Notes is hereby irrevocably designated as "senior indebtedness" or such other term denoting seniority for the purposes of any future Indebtedness of the Company which the Company makes subordinate to any senior indebtedness or such other term denoting seniority.

                                  ARTICLE III.

                            REDEMPTION AND REPURCHASE

Section 3.1.    Notices to Trustee.

                If the Company elects to redeem Notes pursuant to the provisions of Section 3.7 or 3.8, it shall furnish to the Trustee, at least 30 days but not more than 60 days before the Redemption Date, an Officers' Certificate setting forth the Section of this Indenture pursuant to which the redemption shall occur, the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price.

                If the Company is required to offer to repurchase Notes pursuant to the provisions of Section 4.10, 4.15 or 4.19, it shall notify the Trustee in writing, at least 30 days but not more than 60 days before the Purchase Date, of the Section of this Indenture pursuant to which the repurchase shall occur, the Purchase Date, the principal amount of Notes required to be repurchased and the Purchase Price and shall furnish to the Trustee an Officers' Certificate to the effect that (a) the Company is required to make or has made a Net Proceeds Offer, a Change of Control Offer or an Excess Cash Flow Offer, as the case may be, and (b) the conditions set forth in Section 4.10, 4.15 or 4.19, as the case may be, have been satisfied.

                If the Registrar is not the Trustee, the Company shall, concurrently with each notice of redemption or repurchase, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the principal amounts of Notes held by each Holder.

Section 3.2.    Selection of Notes.

                Except as set forth below, if less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed in compliance with the requirements of the national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. In the event of partial redemption by lot, the particular Notes or portions thereof to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

                If less than all of the Notes tendered are to be repurchased pursuant to the provisions of Section 4.10 or 4.19, the Trustee shall select the Notes or portions thereof to be repurchased in compliance with Section 4.10 or 4.19, as applicable. In the event of partial repurchase by lot, the particular Notes or portions thereof to be repurchased shall be selected at the close of business of the last Business Day prior to the Purchase Date. If less than all of the Notes tendered are to be redeemed pursuant to the provisions of Section
3.7 or 3.8 or repurchased pursuant to the provision of Section 4.19, the Trustee shall select the Notes only pro rata or on as nearly a pro rata basis as is practicable (subject to DTC procedures) or by such other method as may be required by law.

                The Trustee shall promptly notify the Company in writing of the Notes or portions thereof selected for redemption or repurchase and, in the case of any Note selected for partial redemption or repurchase, the principal amount thereof to be redeemed or repurchased. Notes and portions thereof selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. No Notes of a principal amount of $1,000 or less shall be redeemed in part.

Section 3.3.    Notice of Optional or Special Redemption.

                In the event Notes are to be redeemed pursuant to Section 3.7 or 3.8, at least 30 days but not more than 60 days before the Redemption Date, the Company shall mail by first-class mail a notice of redemption to each Holder at its registered address whose Notes are to be redeemed in whole or in part, with a copy to the Trustee.

                The notice shall identify the Notes or portions thereof to be redeemed and shall state:

                (a)     the Redemption Date;

                (b)     the Redemption Price;

                (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

                (d)     the name and address of the Paying Agent;

                (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price, Additional Interest, if any, and, unless the Redemption Date is after a record date and/or before the succeeding interest payment date, accrued interest thereon to the Redemption Date;

                (f) that, unless the Company defaults in making the redemption payment, interest and any Additional Interest on Notes called for redemption will cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price, any Additional Interest and, unless the Redemption Date is after a record date and/or before the succeeding interest payment date, accrued interest thereon to the Redemption Date upon surrender to the Paying Agent of the Notes redeemed;

                (g) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portions thereof) to be redeemed, as well as the aggregate principal amount of the Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

                (h) the section of the Notes pursuant to which the Notes called for redemption are being redeemed.

                At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided that the Company shall deliver to the Trustee, at least 35 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.4.    Effect of Notice of Redemption.

                Once notice of redemption is mailed, Notes or portions thereof called for redemption become due and payable on the Redemption Date at the Redemption Price. Upon surrender to any Paying Agent, such Notes or portions thereof shall be paid at the Redemption Price, plus Additional Interest, if any, and accrued interest to the Redemption Date; provided, however, that installments of interest which are due and payable on or prior to the Redemption Date shall be payable to the Holders of such Notes, registered as such, at the close of business on the relevant record date for the payment of such installment of interest.

Section 3.5.    Deposit of Redemption Price or Purchase Price.

                On or before 10:00 A.M. New York City time on each Redemption Date or Purchase Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent money sufficient to pay the aggregate amount due on all Notes to be redeemed or repurchased on that date, including without limitation any accrued and unpaid interest and Additional Interest, if any, to the Redemption Date or Purchase Date. The Company, the Trustee or the Paying Agent shall promptly return to the Company any money not required for that purpose.

                Unless the Company defaults in making such payment, interest and Additional Interest, if any, on the Notes to be redeemed or repurchased will cease to accrue on the applicable Redemption Date or Purchase Date, whether or not such Notes are presented for payment. If any Note called for redemption shall not be so paid upon surrender because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the applicable Redemption Date or Purchase Date until such principal is paid, and on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1.

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

Section 3.6.    Notes Redeemed or Repurchased in Part.

                Upon surrender of a Note that is redeemed or repurchased in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to portion of the Note surrendered that is not to be redeemed or repurchased.

Section 3.7.    Optional Redemption.

                At any time, the Company may, at its option, redeem all or a part of the Notes at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed and (2) as determined by the Quotation Agent, the sum of the present value of the principal amount of such Notes at April 15, 2009 plus the present value of the remaining scheduled payments of interest on such Notes to and including April 15, 2009 discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points together, in either case, with accrued and unpaid interest and Additional Interest, if any, to the Redemption Date. Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6.

Section 3.8.    Special Redemption.

                At any time or from time to time, in the event the Company completes one or more Equity Offerings on or before April 15, 2006, the Company may, at its option, use the net cash proceeds from any such Equity Offerings to redeem up to 35% of the principal amount of the Notes (a "Special Redemption") at a Redemption Price of 112.750% of the principal amount thereof, together with accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, provided, however, that (1) at least 65% of the original principal amount of the Notes issued hereunder remains outstanding immediately after each such Special Redemption; and (2) such Special Redemption shall occur not more than 120 days after the date of the closing of the applicable Equity Offering. Any redemption pursuant to this Section 3.8 shall be made pursuant to the provisions of Sections 3.1 through 3.6.

Section 3.9.    Repurchase upon Change of Control Offer.

                (a) In the event that, pursuant to Section 4.15, the Company shall be required to commence a Change of Control Offer, it shall follow the procedures specified in this Section 3.9.

                (b) The Change of Control Offer shall remain open for a period from the date of the mailing of the notice of the Change of Control Offer described in paragraph (c) until a date determined by the Company which is at least 30 but no more than 60 days from the date of mailing of such notice and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). On the Purchase Date, which shall be no earlier than 30 days prior to the last day of the Change of Control Offer Period and no later than such last day, the Company shall purchase the principal amount of Notes properly tendered in response to the Change of Control Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                (c) Within 30 days following any Change of Control, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. The Change of Control Offer shall be made to all Holders. The notice, which shall govern the terms of the Change of Control Offer, shall state:

                (1) the transaction or transactions that constitute the Change of Control, providing information, to the extent publicly available, regarding the Person or Persons acquiring control, and stating that the Change of Control Offer is being made pursuant to this Section
        3.9 and Section 4.15 and that, to the extent lawful, all Notes properly tendered will be accepted for payment;

                (2) the Purchase Price, the last day of the Change of Control Offer Period, and the Purchase Date;

                (3) that any Note not properly tendered or otherwise not accepted for repurchase will continue to accrue interest and Additional Interest, if any;

                (4) that, unless the Company defaults in the payment of the amount due on the Purchase Date, all Notes or portions thereof accepted for repurchase pursuant to the Change of Control Offer shall cease to accrue interest and Additional Interest, if any, after the Purchase Date;

                (5) that Holders electing to have any Notes purchased pursuant to the Change of Control Offer will be required to tender the Notes, with the form entitled Option of Holder to Elect Purchase on the reverse of the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice not later than the third Business Day preceding the Purchase Date;

                (6) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for repurchase, and a statement that such Holder is withdrawing his election to have the Notes redeemed in whole or in part; and

                (7) that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the portion of the Notes tendered (or transferred by book-entry transfer) that is not to be repurchased, which portion must be equal to $1,000 in principal amount or an integral multiple thereof.

                (d) On or before 10:00 A.M. New York City time on the Purchase Date, the Company shall to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Purchase Price, together with accrued and unpaid interest and Additional Interest, if any, thereon to the Purchase Date in respect of all Notes or portions thereof so tendered and accepted for repurchase and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Company. The Paying Agent shall promptly (but in any case not later than five days after the Purchase Date) mail to each Holder of Notes so repurchased the amount due in connection with such Notes, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company in the form of an Officers' Certificate shall authenticate and mail or deliver (or cause to transfer by book entry) to each relevant Holder a new Note, in a principal amount equal to any unpurchased portion of the Notes surrendered to the Holder thereof; provided that each such new Note shall be in a principal amount of $l,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Purchase Date.

                (e) If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, in each case to the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders pursuant to the Change of Control Offer.

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

Section 3.10.   Repurchase upon Application of Net Proceeds.

                (a) In the event that, pursuant to Section 4.10, the Company shall be required to commence a Net Proceeds Offer, it shall follow the procedures specified in this Section 3.10.

                (b) The notice of a Net Proceeds Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer. Each Net Proceeds Offer will be mailed to all record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. Upon the expiration of that period, the Company shall promptly (but in any event within three Business Days following such expiration) purchase the Notes and any such other pari passu Indebtedness properly tendered in accordance with this Section 3.10 and Section 4.10. The notice, which shall govern the terms of the Net Proceeds Offer, shall state:

                (1) that the Net Proceeds Offer is being made pursuant to this Section 3.10 and Section 4.10;

                (2) the Net Proceeds Offer Amount, the Purchase Price and the Purchase Date;

                (3) that any Note not properly tendered or otherwise not accepted for repurchase shall continue to accrue interest and Additional Interest, if any;

                (4) that, unless the Company defaults in the payment of the amount due on the Purchase Date, all Notes or portions thereof accepted for repurchase pursuant to the Net Proceeds Offer shall cease to accrue interest and Additional Interest, if any, after the Purchase Date;

                (5) that Holders electing to have any Notes repurchased pursuant to any Net Proceeds Offer shall be required to tender the Notes, with the form entitled Option of Holder to Elect Purchase on the reverse of the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

                (6) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for repurchase and a statement that such Holder is withdrawing his election to have such Notes repurchased in whole or in part; and

                (7) that, to the extent Holders properly tender Notes (along with any other pari passu Indebtedness of the Company properly tendered) in an amount exceeding the Net Proceeds Offer Amount, the tendered Notes will be purchased pro rata based on the aggregate amounts of Notes and other pari passu Indebtedness of the Company properly tendered (and the Trustee shall select the tendered Notes of tendering Holders pro rata based on the amount of Notes and other pari passu Indebtedness of the Company properly tendered).

                (c) On or before 10:00 A.M. New York City time on the Purchase Date, the Company shall to the extent lawful, (i) accept for payment, pro rata in accordance with this Indenture to the extent necessary, the Net Proceeds Offer Amount of Notes or portions thereof properly tendered pursuant to the Net Proceeds Offer (along with any other pari passu Indebtedness of the Company properly tendered), or if less than the Net

Proceeds Offer Amount has been tendered, all Notes properly tendered, (ii) deposit with the Paying Agent an amount equal to the Purchase Price, plus accrued and unpaid interest and Additional Interest, if any, thereon to the Purchase Date in respect of all Notes or portions thereof so tendered and accepted for repurchase and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Company. The Paying Agent shall promptly (but in any case not later than five days after the Purchase Date) mail to each Holder of Notes so repurchased the amount due in connection with such Notes, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company in the form of an Officers' Certificate shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion to the Holder thereof; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Net Proceeds Offer on or as soon as practicable after the Purchase Date.

                (d) If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, in each case to the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders to the Net Proceeds Offer.

Section 3.11.   Repurchase upon Excess Cash Flow Offer.

                (a) In the event that, pursuant to Section 4.19, the Company shall be required to commence an Excess Cash Flow Offer, it shall follow the procedures specified in this Section 3.11.

                (b) The notice of an Excess Cash Flow Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Excess Cash Flow Offer. The Excess Cash Flow Offer shall be made to all Holders. Each Excess Cash Flow Offer will be mailed to the record Holders as shown on the register of Holders on or before the Excess Cash Flow Offer Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of an Excess Cash Flow Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. An Excess Cash Flow Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. Upon the expiration of that period, the Company shall promptly (and in any event within three Business Days following such expiration) apply the applicable Excess Cash Flow Amount plus accrued and unpaid interest and Additional Interest, if any, thereon to the purchase of all Notes and any such other pari passu Indebtedness validly tendered pursuant to an Excess Cash Flow Offer for the Excess Cash Flow Purchase Price.

                (c) The notice, which shall govern the terms of the Excess Cash Flow Offer, shall state:

                (1) that the Excess Cash Flow Offer is being made pursuant to this Section 3.11 and Section 4.19;

                (2) the Excess Cash Flow Amount, the Excess Cash Flow Purchase Price and the Purchase Date;

                (3) that any Note not properly tendered or otherwise not accepted for repurchase shall continue to accrue interest and Additional Interest, if any;

                (4) that, unless the Company defaults in the payment of the amount due on the Purchase Date, all Notes or portions thereof accepted for repurchase pursuant to the Excess Cash Flow Offer shall cease to accrue interest and Additional Interest, if any, after the Purchase Date;

                (5) that Holders electing to have any Notes repurchased pursuant to any Excess Cash Flow Offer shall be required to tender the Notes, with the form entitled Option of Holder to Elect Purchase on the reverse of the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

                (6) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for repurchase and a statement that such Holder is withdrawing his election to have such Notes repurchased in whole or in part; and

                (7) that, to the extent Holders properly tender Notes (along with any other pari passu Indebtedness of the Company properly tendered) in an amount exceeding the Excess Cash Flow Amount, the tendered Notes will be purchased pro rata based on the aggregate amounts of Notes and other pari passu Indebtedness of the Company properly tendered (and the Trustee shall select the tendered Notes of tendering Holders pro rata based on the amount of Notes and other pari passu Indebtedness of the Company properly tendered).

                (d) On or before 10:00 A.M. New York City time on the Purchase Date, the Company shall to the extent lawful, (i) accept for payment, pro rata in accordance with this Indenture to the extent necessary, the Excess Cash Flow Amount of Notes or portions thereof properly tendered pursuant to the Excess Cash Flow Offer (along with any other pari passu Indebtedness of the Company properly tendered), or if less than the Excess Cash Flow Amount has been tendered, all Notes properly tendered, (ii) deposit with the Paying Agent an amount equal to the Excess Cash Flow Purchase Price, plus accrued and unpaid interest and Additional Interest, if any, thereon to the Purchase Date in respect of all Notes or portions thereof so tendered and accepted for repurchase and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Company. The Paying Agent shall promptly (but in any case not later than five days after the Purchase
Date) mail to each Holder of Notes so repurchased the amount due in connection with such Notes, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company in the form of an Officers' Certificate shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion to the Holder thereof; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Excess Cash Flow Offer on or as soon as practicable after the Purchase Date.

                (e) If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, in each case to the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders to the Excess Cash Flow Offer.

                                   ARTICLE IV.

                                    COVENANTS

Section 4.1.    Payment of Principal and Interest.

                (a) The Company shall pay or cause to be paid the principal, Redemption Price and Purchase Price of, and interest and Additional Interest (if any) on, the Notes on the dates, in the amounts and in the manner provided herein and in the Notes. Principal, Redemption Price, Purchase Price and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 10:00 A.M. New York

City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay the aggregate amount then due. The Company shall pay all Additional Interest, if any, on the dates, in the amounts and in the manner set forth in the Registration Rights Agreement.

                (b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, Redemption Price and Purchase Price at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.2.    Maintenance of Office or Agency.

                (a) The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Office of the Trustee.

                (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                (c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.3. The Trustee may resign such agency at any time by giving written notice to the Company no later than 30 days prior to the effective date of such resignation.

Section 4.3.    Reports.

                (a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall furnish to the Trustee and the Holders of the Notes:

                (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

                (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports,

in each case within the time periods specified in the Commission's rules and regulations. The Company shall at all times comply with TIA Section 314(a).

                (b) In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company shall, for so long as any Notes remain outstanding, furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The filing of the information required by this paragraph (b) shall satisfy the requirements of paragraph (a) of this Section 4.3.

Section 4.4.    Compliance Certificate.

                (a) The Company shall deliver to the Trustee, within 105 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, after due inquiry, the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in Default in the performance or observance of any of the terms, provisions and conditions of this Indenture (and, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default) of which he or she may have knowledge, and that to the best of his or her knowledge, after due inquiry, no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes are prohibited or if such event has occurred, a description of the event.

                (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, promptly upon any Officer of the Company obtaining knowledge of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and describing its status with reasonable particularity and what action the Company is taking or proposes to take with respect thereto.

Section 4.5.    Taxes.

                The Company shall pay or discharge, and shall cause each of its Subsidiaries to pay or discharge, prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.6.    Stay, Extension and Usury Laws.

                The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though such law has not been enacted.

Section 4.7.    Limitation on Restricted Payments.

                (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly (each of the actions set forth in clauses (1), (2), (3) and (4) below being referred to as a "Restricted Payment"):

                (1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock in their capacity as such;

                (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company;

                (3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to the Stated Maturity thereof, any Subordinated Indebtedness (other than (x) Indebtedness permitted under clauses (7) and (8) of the definition of "Permitted Indebtedness" or (y) the purchase, repurchase or other acquisition of such Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or

                (4)     make any Investment (other than Permitted Investments);

if at the time of such Restricted Payment or immediately after giving effect thereto,

                (i) a Default or an Event of Default shall have occurred and be continuing;

                (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.9(a); or

                (iii) the aggregate amount of Restricted Payments (excluding Restricted Payments permitted by clauses (2), (3), (5), (7) and (8) of the next paragraph) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in good faith by the Board of Directors of the Company) shall exceed the sum (the "Restricted Payments Basket") of:

                        (A) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company from the beginning of the fiscal quarter in which the Notes are originally issued to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus

                        (B) 100% of the aggregate net cash proceeds, including the fair market value of property, received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of (1) Qualified Capital Stock of the Company, (2) warrants, options or other rights to acquire Qualified Capital Stock of the Company (but excluding any debt security that is convertible into, or exchangeable for, Qualified Capital Stock), or (3) convertible or exchangeable Disqualified Capital Stock or convertible or exchangeable debt securities of the Company upon conversion into or exchange for such Qualified Capital Stock (other than Qualified Capital Stock or debt securities sold to a Restricted Subsidiary of the Company); plus

                        (C) without duplication of any amounts included in clause (iii)(B) above, 100% of the aggregate net proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock subsequent to the Issue Date and on or prior to the Reference Date; plus

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

                        (D)     without duplication, the sum of:

                                (1) the aggregate amount returned in cash or property on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments, repurchases, redemptions or otherwise;

                                (2) the net proceeds received by the Company or any of its Restricted Subsidiaries from the disposition (other than to a Restricted Subsidiary of the Company) of all or any portion of such Investments; and

                                (3) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary as of the date of such redesignation;

                provided, however, that the sum of clauses (1), (2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

                (b)     Notwithstanding the provisions of paragraph (a) of this
Section 4.7, the provisions of this Section 4.7 do not prohibit:

                (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

                (2) the redemption, repurchase, retirement, defeasance or other acquisition of any shares of Capital Stock of the Company, either
        (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

                (3) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of
        (A) shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness;

                (4) the redemption, repurchase, retirement, defeasance or other acquisition by the Company of Qualified Capital Stock from any current or former officer, director and employee of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of such officer's or employee's employment or of such director's service on the board of the Company in an aggregate amount not to exceed $2.0 million in any calendar year;

                (5) repurchases of Capital Stock deemed to occur upon (i) the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof and (ii) the withholding of a portion of the Capital Stock granted or awarded to an employee to pay taxes associated therewith;

                (6) payments or distributions to shareholders pursuant to appraisal rights in respect of up to 10% of the Capital Stock of the Company or any of its Restricted Subsidiaries required by law in connection with a consolidation, merger or transfer of assets that complies with Section 5.1;

                (7) the declaration and payment of dividends to holders of any class or series of Disqualified Capital Stock of the Company issued in accordance with Section 4.9 to the extent such dividends are included in the definition of "Consolidated Fixed Charges"; and

                (8) so long as no Default or Event of Default shall have occurred and be continuing, other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (8), not to exceed $5.0 million.

                (c) No issuance and sale of Qualified Capital Stock pursuant to clause (2) or (3) of paragraph (b) of this Section 4.7 shall increase the Restricted Payments Basket, except to the extent the proceeds thereof exceed the amounts used to effect the transactions described therein.

Section 4.8. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

                The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary of the Company to:

                (1) pay dividends or make any other distributions on or in respect of its Capital Stock to the Company or any of its Restricted Subsidiaries;

                (2) make loans or advances to the Company or any other Restricted Subsidiary or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

                (3) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company,

except in each case for such encumbrances or restrictions existing under or by reason of:

                (a)     applicable law, rule, regulation or order;

                (b) this Indenture, the Notes and the Guarantees, if any, or other encumbrances or restrictions substantially similar to the other encumbrances or restrictions contained in this Indenture, the Notes and the Guarantees, if any, taken as a whole;

                (c)     any Credit Facility;

                (d) customary nonassignment provisions of any lease or other agreement entered into in the ordinary course of business;

                (e) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

                (f)     agreements existing on the Issue Date;

                (g) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

                (h) any agreements to sell assets or Capital Stock or other similar agreements permitted under this Indenture to any Person pending the closing of such sale;

                (i) customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business;

                (j) an agreement or agreements governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (b), (c), (e) or (f) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such new agreement or agreements, taken as a whole, are no less favorable to the Company in any material respect than the provisions relating to such encumbrance or restriction contained in the applicable agreement or agreements referred to in such clause;

                (k) Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive, taken as a whole, in any material respect than those contained in the agreements governing the Indebtedness being refinanced;

                (l) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;

                (m) any agreement pursuant to which Indebtedness was issued if (1) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness, (2) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Company) and
        (3) the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes;

                (n) Indebtedness permitted to be incurred subsequent to the date of this Indenture pursuant to Section 4.9; provided that such encumbrances or restrictions are no less favorable to the Company, taken as a whole, in any material respect than the encumbrances or restrictions contained in the Credit Facilities as in effect on the Issue Date;

                (o) Indebtedness of Foreign Subsidiaries permitted to be incurred subsequent to the date of this Indenture pursuant to Section
        4.9 (including, without limitation, pursuant to the definition of "Permitted Indebtedness"); and

                (p) any Receivables Program of a Receivables Subsidiary; provided that such encumbrances and restrictions are customarily required by the institutional sponsor or arranger at the time of entering into such Receivables Program in similar types of documents relating to the purchase of similar receivables in connection with the financing thereof.

Section 4.9.    Limitation on Incurrence of Additional Indebtedness.

                (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise (collectively, "incur"), with respect to any Indebtedness (other than Permitted Indebtedness); provided, however, that the Company or any of its Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) or issue Disqualified Capital Stock and any Restricted Subsidiary of the Company that is not or will not, upon such incurrence, become a Guarantor may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.25 to 1.0.

                (b) The Company will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is expressly subordinated in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the applicable Guarantee, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Guarantor, as the case may be.

Section 4.10.   Limitation on Asset Sales.

                (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors);

                (2) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash, Cash Equivalents and/or Replacement Assets (or a combination thereof). For purposes of this provision, each of the following will be deemed to be cash:

                        (A) any liabilities, as shown on the Company's most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Company or such Restricted Subsidiary from further liability or with respect to which the transferee has granted a full and complete indemnity to the Company or such Restricted Subsidiary; and

                        (B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion, within 180 days after receipt; and

                (3) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either:

                        (A) in the case of any disposition of Collateral constituting an Asset Sale during any First Priority Period,

                                (i)     to make an investment in Replacement
                        Assets; provided that the Company or such Guarantor, as the case may be, shall execute and deliver to the Trustee such Security Documents or other instruments as shall be reasonably necessary to cause such property or assets to become subject to the Lien of the applicable Security Documents;

                                (ii)    to make capital expenditures in any
                        Permitted Business; provided that, to the extent it constitutes Collateral, the Company or such Guarantor, as the case may be, shall execute and deliver to the Trustee such Security Documents or other instruments as shall be reasonably necessary to cause such property or assets to become subject to the Lien of the applicable Security Documents;

                                (iii) to make Investments in Permitted Joint Ventures; and

                                (iv)    a combination of investment and
                        expenditures permitted by the foregoing clauses (i) through (iii); or

                        (B) in the case of any Asset Sale other than a disposition of Collateral during any First Priority Period, or in the case of any Asset Sale at any other time,

                                (i)     to repay any Indebtedness under any
                        Credit Facility and, in the case of any such Indebtedness repaid under a revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility to the extent that such Net Cash Proceeds are not reborrowed and applied as contemplated by any other clause hereof within such 365-day period;

                                (ii)    to repay (or repurchase) any secured
                        Indebtedness;

                                (iii)   to repay (or repurchase) any
                        Indebtedness of a Restricted Subsidiary that is not a Guarantor;

                                (iv)    to repay (or repurchase) any
                        Indebtedness with a final Stated Maturity that is prior to the final Stated Maturity of the Notes;

                                (v)     to make a capital expenditure;

                                (vi) to acquire other long-term assets that are used or useful in a Permitted Business;

                                (vii) to acquire all or substantially all of the assets of, or a majority of the Voting Stock, of a Permitted Business (including by means of a merger, consolidation or other business combination permitted under this Indenture); or

                                (viii)  a combination of prepayment and
                        investment permitted by the foregoing clauses (i) through (vii).

                (b) If on the 366th day after an Asset Sale the Company has not applied or invested the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(A) and (3)(B) of paragraph (a) of this Section 4.10 (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which has not been applied or invested on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(A) and (3)(B) of paragraph (a) of this
Section 4.10 (each a "Net Proceeds Offer Amount") shall be applied by the Company to make an offer to purchase (the "Net Proceeds Offer") pursuant to
Section 3.10 and this Section 4.10 to all Holders and, at the Company's option, to all holders of other Indebtedness that is pari passu with the Notes from all Holders pro rata, the maximum amount of Notes and such other pari passu Indebtedness equal to the Net Proceeds Offer Amount with respect to the Notes, at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the Purchase Date. Pending application
                                      -55-
of the Net Cash Proceeds, the Net Cash Proceeds from Asset Sales of Collateral during any First Priority Period shall be deposited in the Collateral Account to the extent one is required by Section 12.1.

                (c) If at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than contemplated by clause (2)(B) above and other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this
Section 4.10.

                (d) Notwithstanding anything in this Section 4.10 to the contrary, the Company shall have no obligation to make a Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this Section).

                (e) In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.1, which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section, and shall comply with the provisions of this Section with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section.

                (f) If any Net Proceeds remain after consummation of a Net Proceeds Offer, the Company may use those proceeds for any purpose not otherwise prohibited by this Indenture. Upon completion of each Net Proceeds Offer, the Net Proceeds Offer Amount will be reset at zero.

                (g) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10 or Section 3.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 or Section 3.10 by virtue thereof.

Section 4.11.   Limitations on Transactions with Affiliates.

                (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (c) of this Section and (y) Affiliate Transactions on terms taken as a whole that are no less favorable to the Company or the relevant Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

                (b) All Affiliate Transactions (and each series of related Affiliate Transactions) involving aggregate payments or other property with a fair market value in excess of $5.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate

Transaction (or a series of related Affiliate Transactions) that involves an aggregate fair market value of more than $15.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

                (c) The restrictions set forth in paragraphs (a) and (b) of this Section 4.11 shall not apply to:

                (1) any employment, compensation, benefit or indemnification agreement or arrangement (and any payments or other transactions pursuant thereto) entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business with an officer, employee or director and any transactions pursuant to stock option plans, stock ownership plans and employee benefit plans or arrangements;

                (2) transactions between or among the Company and/or any of its Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary as a result of such transaction);

                (3) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement taken as a whole is not more disadvantageous to the Holders of Notes in any material respect than the original agreement as in effect on the Issue Date;

                (4) payment of fees to directors who are not employees of the Company;

                (5) sales of Capital Stock (other than Disqualified Capital Stock) to Affiliates of the Company;

                (6) loans or advances to employees or consultants in the ordinary course of business of the Company or its Restricted Subsidiaries;

                (7) in the case of joint ventures in which the Company or any Restricted Subsidiary has an interest, so long as the other parties to the joint venture that are not Affiliates of the Company own at least 50% of the equity of such joint venture, transactions between such joint venture and the Company or any Restricted Subsidiary;

                (8)     Restricted Payments permitted by this Indenture; or

                (9) transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment or any other transactions in connection with a Receivables Program of the Company or a Restricted Subsidiary.

Section 4.12.   Limitation on Liens.

                The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) of any kind securing Indebtedness, Attributable Debt or trade payables, upon any assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, unless:

                (1) in the case of Liens securing Subordinated Indebtedness, the Notes or the Guarantees, if any, as the case may be, are secured by a Lien on such assets or proceeds that are senior in priority to such Liens; and

                (2) in all other cases, the Notes or the Guarantees, if any, as the case may be, are equally and ratably secured,

in each case, for so long as such Indebtedness, Attributable Debt or trade payables are so secured.

Section 4.13.   Continued Existence.

                Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or other existence and the corporate or other existence of each Guarantor in accordance with the organizational documents (as the same may be amended from time to time) of the Company or such Guarantor, except to the extent that the Board of Directors of the Company determines in good faith that the preservation of such existence is no longer necessary or desirable in the conduct of the business of the Company or such Guarantor, taken as a whole, and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 4.14.   Insurance Matters.

                (a) The Company shall provide or cause to be provided for itself and each of its Subsidiaries insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company, are adequate and appropriate for the conduct of the business of the Company and its Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company, for corporations similarly situated in the industry, unless, in the good faith judgment of the Board of Directors of the Company, the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

                (b) During any First Priority Period, the Company shall provide written notice to the Trustee of the occurrence of any of the following events within five (5) Business Days after the occurrence of such event: any asset or property owned or used by the Company or any of its Subsidiaries is (i) damaged or destroyed, or suffers any other loss; or (ii) condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such asset or property for the purposes for which such asset or property was used immediately prior to such condemnation, confiscation or taking, by exercise of the powers of condemnation or eminent domain or otherwise, and in either case, for clauses (i) and (ii) above, the amount of the damage, destruction, loss or diminution in value is in excess of $250,000 (collectively, a "Casualty Loss"). During any First Priority Period, the Company shall diligently file and prosecute, or cause to be filed and prosecuted, all claims for any award or payment in connection with a Casualty Loss with respect to the Company. In the event of a Casualty Loss during any First Priority Period, the Company shall deposit proceeds on account of damage, destruction, loss, condemnation or eminent domain proceedings relating to the Collateral in the Collateral Account. During any First Priority Period, the Company shall use such proceeds in accordance with Section 4.10. The Company hereby irrevocably authorizes and appoints the Trustee its attorney-in-fact, and agrees that, upon request, it will cause each Guarantor to authorize and appoint the Trustee its attorney-in-fact, after the occurrence and during the continuance of an Event of Default, to collect and receive any such award or payment and to file and prosecute such claim or claims, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest, and the Company shall, upon demand of the Trustee, make, execute and deliver, and cause each of the Guarantors to make, execute and deliver, any and all assignments and other instruments sufficient for the purpose of assigning any such award or

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payment to the Trustee for the benefit of the Trustee and the Holders, free and clear of any encumbrances of any kind or nature whatsoever.

Section 4.15.   Offer to Repurchase upon Change of Control.

                (a) Upon the occurrence of a Change of Control (unless the Company has exercised its right to redeem the Notes as described in Section 3.3), each Holder of Notes shall have the right to require the Company to repurchase all or a portion (equal to $1,000 or an integral multiple thereof) of such Holder's Notes (a "Change of Control Offer") at a Purchase Price in cash equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest and Additional Interest, if any, thereon to the Purchase Date. The Change of Control Offer shall be made in compliance with the applicable procedures set forth in Section 3.9 and shall include all instructions and materials necessary to enable Holders to tender their Notes.

                (b) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

                (c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section
4.15 or Section 3.9, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 or Section 3.9 by virtue thereof.

Section 4.16.   Limitation of Guarantees by Restricted Subsidiaries.

                (a) The Company shall not permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee the payment of any Indebtedness of the Company or any other Restricted Subsidiary of the Company (other than: (1) Permitted Indebtedness of a Restricted Subsidiary of the Company; (2) Indebtedness under Currency Agreements in reliance on clause (5) of the definition of "Permitted Indebtedness"; (3) Interest Swap Agreements entered into in reliance on clause (4) of the definition of "Permitted Indebtedness"; or
(4) Indebtedness under Commodity Agreements incurred in reliance on clause (6) of the definition of "Permitted Indebtedness") unless, in any such case:

                (1) such Restricted Subsidiary executes and delivers a supplemental indenture to this Indenture providing a senior unsecured guarantee of payment of the Notes by such Restricted Subsidiary; and

                (2) if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Notes, the guarantee provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to the Guarantee.

                (b)     Notwithstanding the provisions of paragraph (a) of this
Section 4.16, any such Guarantee by a Restricted Subsidiary may be released in accordance with Section 10.4.

Section 4.17.   Payments for Consent.

                The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement

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

to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.18.   Limitation on Preferred Stock of Restricted Subsidiaries.

                The Company shall not permit any of its Restricted Subsidiaries that is not a Guarantor to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company that is not a Guarantor.

Section 4.19.   Excess Cash Flow Offer

                (a) If on the last day of each fiscal year of the Company (each, a "Measurement Date"), the Company:

                (1)     has any Term Loan Indebtedness outstanding,

                (2) has Excess Cash Flow for the fiscal year ended on such Measurement Date, and

                (3) after giving effect to any repayment of Term Loan Indebtedness and/or Excess Cash Flow Offer (each as described below) (assuming the Company repurchases the maximum amount of Notes possible in such offer), the sum of the Company's cash, Cash Equivalents and amounts available for borrowing under the revolving credit portion of its Credit Facilities (after giving effect to any borrowing base limitations) would be equal to or greater than $38.0 million (the "Minimum Liquidity"), then the Company shall, no later than the Excess Cash Flow Offer Date, apply an amount (the "Initial Excess Cash Flow Amount") equal to (a) 75% of the Excess Cash Flow for such fiscal year to prepay, repay, redeem or repurchase (and permanently reduce the commitments under) Term Loan Indebtedness (whether or not required by the terms of the documentation governing such Term Loan Indebtedness), and (b) 25% of the Excess Cash Flow for such fiscal year (or, if less, the amount equal to the difference between (i) 75% of the Excess Cash Flow for such fiscal year and (ii) the amount used to prepay, repay, redeem or repurchase Term Loan Indebtedness pursuant to clause (a) hereof) to make an offer (an "Excess Cash Flow Offer") to the Holders of Notes and any other Indebtedness ranking equally with the Notes and having similar provisions requiring the Company to prepay, repay, redeem or repurchase such Indebtedness from Excess Cash Flow to purchase on a pro rata basis in proportion to the respective principal amounts (or accreted value, in the case of Indebtedness other than the Notes issued with original issue discount) of the Notes and such other Indebtedness then outstanding at a Purchase Price in cash equal to 100% of the principal amount (or accreted value, in the case of Indebtedness other than the Notes issued with original issue discount) of the Notes or such other Indebtedness to be purchased (the "Excess Cash Flow Purchase Price"), together with accrued and unpaid interest thereon to the date fixed for the purchase of the Notes pursuant to such Excess Cash Flow Offer in accordance with the terms of this Indenture. In connection with any prepayment, repayment, redemption or purchase of Term Loan Indebtedness pursuant to clause (a) above, the Company shall permanently retire such Indebtedness and shall cause the related loan commitments (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, redeemed or purchased.

                (b) If on any Measurement Date, the Company (1) has no Term Loan Indebtedness outstanding, (2) has Excess Cash Flow for the fiscal year ending on such Measurement Date and (3) after giving effect to any Excess Cash Flow Offer contemplated hereby would have Minimum Liquidity, then the Company shall, no later than the Excess Cash Flow Offer Date, apply an amount (the "Reduced Excess Cash Flow Amount") equal to 25% of the Excess Cash Flow for such fiscal year to make an Excess Cash Flow Offer to the

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

Holders of Notes and such other Indebtedness ranking equally with the Notes and having similar provisions requiring the Company to prepay, repay, redeem or repurchase such Indebtedness from Excess Cash Flow to purchase on a pro rata basis in proportion to the respective principal amounts (or accreted value, in the case of Indebtedness issued with original issue discount) of the Notes and such other Indebtedness then outstanding at a Purchase Price in cash equal to the Excess Cash Flow Purchase Price, together with accrued and unpaid interest thereon to the date fixed for the purchase of the Notes pursuant to such Excess Cash Flow Offer in accordance with the terms of this Indenture.

                (c) Notwithstanding that a repayment of Term Loan Indebtedness may not be required by the provisions of this Section 4.19, nothing in this Section 4.19 shall be construed to prohibit the prepayment, repayment, redemption or repurchase of any Term Loan Indebtedness (whether or not required by the terms of the documentation governing such Term Loan Indebtedness).

                (d)     Notwithstanding the requirements of paragraphs (a) and
(b) of this Section 4.19, the Company shall not be required to make an Excess Cash Flow Offer to purchase Notes pursuant to this Section 4.19 if the then available Initial Excess Cash Flow Amount or Reduced Excess Cash Flow Amount (each, an "Excess Cash Flow Amount"), as the case may be, is less than $2.0 million.

                (e) If the aggregate amount of Notes and such other Indebtedness tendered pursuant to any Excess Cash Flow Offer is less than the Excess Cash Flow Offer Amount, the Company may use any remaining Excess Cash Flow Amount for any purposes not prohibited by this Indenture.

                (f) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Excess Cash Flow Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.19 or Section 3.11, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.19 or Section 3.11 by virtue thereof.

Section 4.20.   Conduct of Business.

                The Company and its Restricted Subsidiaries shall not engage in any business other than a Permitted Business, except to the extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.21.   Environmental Matters.

                (a) During any First Priority Period, the Company shall, and shall cause each of the Guarantors to, conduct its business so as to comply in all material respects with all Environmental Laws, including, without limitation, compliance in all material respects with the terms and conditions of all permits and governmental authorizations, except to the extent that any such Person is contesting, in good faith by appropriate legal proceedings, any such Environmental Law or interpretation thereof or application thereof.

                (b) During any First Priority Period, if the Company or any Guarantor shall receive written notice of any material Environmental Claim with respect to any such Person, the Company shall provide the Trustee with a copy of such notice within ten (10) days after the receipt thereof. During any First Priority Period, the Company shall, and shall cause each of the Guarantors to, promptly take all reasonable actions necessary to prevent the imposition of any Liens on any Real Estate constituting Collateral arising out of or related to any environmental matters. At the written request of the Trustee made during any First Priority Period (which request will not be made unless (i) the Trustee receives notice pursuant to this Section 4.21, (ii) the Trustee otherwise reasonably believes the Company or any of the Guarantors may be in violation of an Environmental Law

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

or (iii) an Event of Default has occurred and is continuing), at the sole cost and expense of the Company, the Company shall retain an environmental consulting firm, reasonably satisfactory to the Trustee in its commercially reasonable judgment, to conduct an environmental review, audit or investigation of the specific items as requested by the Trustee relating to the Real Estate constituting Collateral and provide to the Trustee a copy of any reports delivered in connection therewith. At the request of the Trustee made during any First Priority Period, the Company shall provide the Trustee with any additional information relating to environmental matters and any potential related liability resulting therefrom as the Trustee may reasonably request.

Section 4.22.   Maintenance of Property.

                During any First Priority Period, the Company shall, and shall cause the Guarantors to, keep all tangible property useful and necessary to its respective businesses (including, without limitation, all Real Estate constituting Collateral) in good working order and condition (ordinary wear and tear excepted) in accordance with applicable law and all binding covenants, restrictions and agreements and in accordance with its past operating practices and not commit or suffer any waste with respect to any of its properties.

Section 4.23.   Further Assurances.

                The Company shall, and shall cause the Guarantors to, take all such further actions and execute all such further documents and instruments as may be necessary or reasonably requested by the Trustee to further carry out and consummate the transactions contemplated by the Security Documents, to cause the execution, delivery and performance of the Security Documents to be duly authorized and to perfect or protect the Note Liens (and the priority status thereof in accordance with the Intercreditor Agreement and the other Security Documents) of the Trustee on the Collateral.

Section 4.24.   Leased Real Estate.

                During any First Priority Period, the Company shall, and shall cause its Restricted Subsidiaries to, perform and comply with the terms of each lease of Real Estate constituting Collateral so as not to permit any material uncured tenant default to exist thereunder. During any First Priority Period, the Company shall, upon receipt, forward to the Trustee any notice of alleged default with respect to any leased Real Estate constituting Collateral.

Section 4.25.   Title Insurance; Additional Collateral, Etc.

                (a) Within 60 days after any First Priority Date, the Company shall deliver or cause to be delivered to the Trustee one or more mortgagee title insurance policies covering the Real Estate then subject to or required to be subject to the Note Liens. Such policies may be issued by the Deposit Agent, by an affiliate of the Deposit Agent or by one or more other title insurers of recognized standing, and shall insure the Trustee's interest in each parcel of the Real Estate constituting Collateral in an amount at least equal to the lesser of (i) the aggregate principal amount of Notes then outstanding or (ii) the fair market value thereof, as established by independent appraisals delivered to the Trustee concurrently therewith; provided, however, that no such title insurance shall be required to be obtained in respect of any parcel of the Real Estate having a fair market value in the good faith judgment of such appraiser or of the Company's Board of Directors of less than $250,000. Any title insurance policy delivered pursuant to this Section 4.25(a) may contain title exceptions, exclusions and limitations; (w) comparable to those contained in the title insurance policies delivered in connection with the Credit Agreement, (x)based on or relating to Permitted Liens, (y) as to matters that would be revealed by a current survey and (z) based on the failure of the Company to obtain a no-default estoppel certificate from the landlord of any leased property if the Company shall deliver to the Trustee a certificate of the Company to the same effect.

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

                (b) With respect to any Real Estate that would or does constitute Collateral leased or acquired after the Issue Date, the Company or the relevant Guarantor shall promptly (and, in any event, within 30 days following the date of such acquisition or lease effective date): execute and provide to the Deposit Agent, in accordance with the Deposit Agreement and subject to the Intercreditor Agreement, such Mortgages, fixture filings and such other documents as may be necessary or reasonably requested by the Trustee to grant to the Trustee, for the benefit of the Holders, a Note Lien to be effective upon any subsequent Lien Attachment Date (or, if during a Secured Period, immediately), together with such Officers' Certificates and Opinions of Counsel as the Trustee may reasonably require.

                                   ARTICLE V.

                                   SUCCESSORS

Section 5.1.    Merger, Consolidation and Sale of Assets.

                The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries, taken as a whole) whether as an entirety or substantially as an entirety to any Person unless:

                (a)     either:

                        (1) the Company shall be surviving or continuing corporation; or

                        (2) the Person (if other than the Company) formed by such consolidation or merger or the Person which acquires such assets by sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries, taken as a whole) whether as an entirety or substantially as an entirety (the "Surviving Entity"):

                                (x)     shall be a corporation organized and
                        validly existing under the laws of the United States or any State thereof or the District of Columbia;

                                (y) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Registration Rights Agreement to be performed by the Company; and

                                (z) (i) during any Unsecured Period, shall deliver to the Trustee as promptly as practicable (but in no event later than three Business Days after such sale, assignment, transfer, lease, conveyance or other disposition) the documents required to be delivered pursuant to Section 11.1, and (ii) during any Secured Period, shall expressly assume as promptly as practicable (but in no event later than three Business Days after such sale, assignment, transfer, lease, conveyance or other disposition), by Security Documents in form and substance reasonably satisfactory to the Trustee, executed and delivered to the Trustee, the due and punctual performance of every covenant and obligation under the Security Documents to be performed by the Company, and shall cause such amendments, supplements or other instruments to be executed,

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

                        filed and recorded in such jurisdictions as may be required by applicable law to create, perfect, preserve and protect a valid and enforceable Note Lien, subject only to Permitted Liens , on the Collateral owned by or transferred to the Surviving Entity, together with such UCC or other financing statements or instruments of perfection as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states;

                (b) immediately after giving effect to such transaction, the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.9(a);

                (c) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred or be continuing; and

                (d) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture or any Security Documents are required in connection with such transaction, such supplemental indenture or Security Documents, as the case may be, comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

                Notwithstanding the foregoing, clause (b) above will not be applicable to (i) a merger of the Company with or into a Restricted Subsidiary,
(ii) the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries, taken as a whole) whether as an entirety or substantially as an entirety among the Company and any of its Restricted Subsidiaries or (iii) the merger of the Company with or into an Affiliate if, in the good faith determination of the Board of Directors, the principal purpose of such merger is to change the state of incorporation of the Company.

                For purposes of the foregoing, (i) the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company and (ii) any Collateral transferred to the Surviving Entity shall (a) continue to constitute Collateral under this Indenture and the Security Documents to the extent required herein and therein and (b) be subject to the Lien in favor of the Trustee for the benefit of the Holders to the extent required hereby and by the Security Documents.

Section 5.2.    Successor Corporation Substituted.

                Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section
5.1 in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, the Notes and the Registration Rights Agreement with the same effect as if such Surviving Entity had been named as such. When a successor corporation assumes all of the obligations of the predecessor hereunder and under the Notes and the Security Documents and agrees in writing to be bound hereby and thereby, the predecessor shall be released from such obligations.

                                      -64-

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                                   ARTICLE VI.

                              DEFAULTS AND REMEDIES

Section 6.1.    Events of Default.

                Each of the following constitutes an "Event of Default":

                (a) the failure to pay interest on any Note when the same becomes due and payable and the default continues for a period of 30 days;

                (b) the failure to pay the principal of or premium, if any, on any Note when such principal or premium becomes due and payable, at maturity, upon redemption or otherwise;

                (c) a default under any other covenant or agreement contained in this Indenture, which default continues for a period of 60 days after the Company receives written notice specifying the default from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.1, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

                (d) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final Stated Maturity of any such Indebtedness if in either case, the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final Stated Maturity or which has been accelerated, aggregates $10.0 million or more at any time, provided that, in each case, such Indebtedness has not been discharged in full or such acceleration rescinded or annulled within 20 days of such payment default or acceleration;

                (e) one or more judgments in an aggregate amount in excess of $10.0 million shall have been rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

                (f)     the Company or any Significant Subsidiary of the
        Company:

                        (i)     commences a voluntary case under any Bankruptcy
                Law,

                        (ii) consents to the entry of an order for relief against it in an involuntary case,

                        (iii) consents to the appointment of a custodian or receiver of it or for all or substantially all of its property,

                        (iv) makes a general assignment for the benefit of its creditors, or

                        (v) admits in writing its inability to pay its debts as they become due; or

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

                (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                        (i) is for relief in an involuntary case against the Company or any Significant Subsidiary of the Company;

                        (ii) appoints a custodian or receiver of the Company or any Significant Subsidiary or for all or substantially all of the property of any of the foregoing;

                        (iii) orders the liquidation of the Company or any of its Significant Subsidiaries;

        and the order or decree remains unstayed and in effect for 60 consecutive days;

                (h) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or is declared to be null and void and unenforceable or is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture);

                (i) a default by the Company or any Guarantor in the performance of any of its respective obligations under the Security Documents that materially and adversely affects the enforceability, validity, perfection or priority of the Lien on the Collateral or that adversely affects the condition or value of the Collateral, taken as a whole, in any material respect, which default continues for a period of 30 days after the Company receives written notice specifying the default from the Trustee or Holders of at least 25% of the outstanding principal amount of the Notes; or

                (j) except as permitted by the Security Documents (or any replacement thereof), any amendments thereto and the provisions of this Indenture, any of the Security Documents is repudiated or disaffirmed by the Company or any Restricted Subsidiary or ceases to be in full force and effect or ceases to be effective, in all material respects, to create the Lien purported to be created on the Collateral in favor of the Holders of the Notes, which repudiation, disaffirmation or cessation continues for 30 days after the Company receives written notice specifying the default from the Trustee or Holders of at least 25% of the outstanding principal amount of the Notes.

Section 6.2.    Acceleration.

                If an Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 6.1 with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued interest on the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (an "Acceleration Notice") and the same shall become immediately due and payable.

                If an Event of Default specified in clause (f) or (g) of Section
6.1 with respect to the Company occurs and is continuing, then all unpaid principal of and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes.

                At any time after a declaration of acceleration with respect to the Notes as described above, the Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Company and the Trustee may, on behalf of the Holders of all of the Notes, rescind such declaration of acceleration and its consequences:

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                (1)     if the rescission would not conflict with any judgment
        or decree;

                (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

                (3) to the extent the payment of such interest is lawful, if interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

                (4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances.

                No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

Section 6.3.    Other Remedies.

                If an Event of Default occurs and is continuing, the Trustee may, subject to the provisions of the Intercreditor Agreement, pursue any available remedy to collect the payment of principal, premium, if any, interest or Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding, and any recovery or judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4.    Waiver of Past Defaults.

                The Holders of a majority in principal amount of the Notes may waive any existing or past Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5.    Control by Majority.

                Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture that the Trustee reasonably determines may be unduly prejudicial to the rights of other Holders of Notes or that may subject the Trustee to personal liability and shall be entitled to the benefit of Sections 7.1(c)(iii) and 7.1(e).

Section 6.6.    Limitation on Suits.

                A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

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                (a)     the Holder of a Note gives to the Trustee written notice
        of a continuing Event of Default;

                (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                (c) such Holder or Holders of Notes offer and, if requested, provide to the Trustee reasonable indemnity satisfactory to the Trustee against any loss, liability or expense;

                (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.7.    Rights of Holders of Notes to Receive Payment.

                Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, interest or Additional Interest, if any, on the Note, on or after the respective due dates thereon (including in connection with an offer to repurchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the written consent of such Holder.

Section 6.8.    Collection Suit by Trustee.

                If an Event of Default specified in Section 6.l(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and Additional Interest, if any, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expense, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9.    Trustee May File Proofs of Claim.

                The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents (including accountants, experts or such other processionals as the Trustee deems necessary, advisable or appropriate) and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter (subject to the provisions of the Intercreditor Agreement) and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 out

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of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.   Priorities.

                Subject to the requirements of the Intercreditor Agreement or any successor agreement thereto to which the Trustee is party and by which it is bound, if the Trustee collects any money pursuant to this Article VI or any Security Document, it shall pay out the money in the following order:

                First: to the Trustee, its agents and attorneys for amounts due under Section 7.7, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, Purchase Price, Redemption Price and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, Purchase Price, Redemption Price and Additional Interest, if any, and interest, respectively; and

                Third: to the Company, the Guarantors, if any, or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a special record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.   Undertaking for Costs.

                In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                  ARTICLE VII.

                                     TRUSTEE

Section 7.1.    Duties of Trustee.

                (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent man would exercise or use under the circumstances in the conduct of such person's own affairs.

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

                (b)     Except during the continuance of an Event of Default:

                (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture or the TIA against the Trustee; and

                (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, without investigation, as to the truth or the statements and the correctness of the opinions expressed therein, upon and statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture but not confirm or investigate the accuracy of mathematical calculations or other facts stated therein or otherwise verify the contents thereof.

                (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                (i)     this paragraph does not limit the effect of paragraph
        (b) of this Section 7.1;

                (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

                (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.1.

                (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holder, pursuant to the provisions of this Indenture, including, without limitation, Section 6.5, unless such Holder shall have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction.

                (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2.    Rights of Trustee.

                (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                (b) Before the Trustee acts or refrain from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel and Opinions of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                (c) The Trustee may act through its attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such professional appointed with due care.

                (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                (e) Unless otherwise specifically provided herein, any demand, request, direction or notice from the Company shall be sufficiently evidenced by a written order signed by two Officers of the Company.

                (f) The Trustee shall not be charged with knowledge of any Default or Event of Default under Section 6.1 (other than under Section 6.1(a) (subject to the following sentence) or Section 6.1(b)) unless either (i) a Responsible Officer shall have actual knowledge thereof, or (ii) the Trustee shall have received notice thereof in accordance with Section 14.2 from the Company or any Holder of the Notes. The Trustee shall not be charged with knowledge of the Company's obligation to pay Additional Interest, or the cessation of such obligation, unless the Trustee receives written notice thereof from the Company or any Holder.

                (g) The Trustee shall have no duty (i) to cause the maintenance of any insurance, (ii) to see to the payment or discharge of any tax, charge or Lien levied against any part of the Collateral, or (iii) to see to the filing or refiling of any Security Documents.

Section 7.3.    Individual Rights of Trustee.

                The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest within the meaning of the TIA it must eliminate such conflict within 90 days, apply (subject to the consent of the Company) to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee shall also be subject to Sections 7.10 and 7.11.

Section 7.4.    Trustee's Disclaimer.

                The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Security Documents, the Collateral or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.5.    Notice of Defaults.

                If a Default or Event of Default occurs and is continuing, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default in payment on any Note (including the failure to make a mandatory repurchase pursuant hereto), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

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Section 7.6.    Reports by Trustee to Holders of the Notes.

                Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.7.    Compensation, Reimbursement and Indemnity.

                The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and the rendering by it of the services required hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate.

                The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture (including its duties under Section 9.6), including the costs and expenses of enforcing this Indenture or any Guarantee against the Company or a Guarantor (including this Section 7.7) and defending itself against or investigating any claim (whether asserted by the Company, any Guarantor, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend any claim or threatened claim asserted against the Trustee, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                The obligations of the Company under this Section 7.7 shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

                To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, Redemption Price or Purchase Price of or Additional Interest, if any, or interest on, particular Notes. Such Lien shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

                When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(f) or (g) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

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Section 7.8.    Replacement of Trustee.

                A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

                The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                (a)     the Trustee fails to comply with Section 7.10;

                (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                (c) a custodian, receiver or public officer takes charge of the Trustee or its property for the purpose of rehabilitation, conversion or liquidation; or

                (d)     the Trustee becomes incapable of acting.

                If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the date on which the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                If a successor Trustee does not take office within 30 days after the retiring trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                If the Trustee, after written request by any Holder of a Note who has been a bona fide holder of a Note or Notes for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Company shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

Section 7.9.    Successor Trustee by Merger, Etc.

                If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation that is eligible under Section 7.10, the successor corporation without any further act shall be the successor Trustee.

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Section 7.10.   Eligibility; Disqualification.

                There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof (including the District of Columbia) that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

                This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11.   Preferential Collection of Claims Against Company.

                The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12.   Co-trustees, Separate Trustee, Collateral Agent.

                At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least 25% of the outstanding principal amount of the Notes, the Company shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, or to act as separate trustee or collateral agent of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Company does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Trustee alone shall have power to make such appointment.

                Should any written instrument from the Company be required by any co-trustee or separate trustee or separate collateral agent so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

                Any co-trustee, separate trustee or separate collateral agent shall be subject to the provisions of the Intercreditor Agreement as if it were the Trustee thereunder (and the Trustee shall continue to be so subject).

                Every co-trustee or separate trustee or separate collateral agent shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

                (a) The Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee.

                (b) The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, or by the Trustee and such separate collateral agent or collateral agent jointly as shall be provided in the instrument appointing such co-trustee or separate trustee or collateral agent, except to the extent that under any law of any

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

jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

                (c) The Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company evidenced by a Board Resolution, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee, separate trustee or separate collateral agent without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee, separate trustee or separate collateral agent so resigned or removed may be appointed in the manner provided in this Section 7.12.

                (d) No co-trustee, separate trustee or separate collateral agent hereunder shall be personally liable by reason of any act or omission of the Trustee, or any other such trustee hereunder.

                (e) Any act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee, separate trustee or separate collateral agent, as the case may be.

                                  ARTICLE VIII.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1.    Option to Effect Legal Defeasance or Covenant Defeasance.

                The Company may, at its option evidenced by a resolution of its Board of Directors set forth in an Officers' Certificate, at any time, elect to have its obligations and the obligations of any Guarantors discharged with respect to the then outstanding Notes in accordance with either Section 8.2 or
8.3 as provided in this Article VIII.

Section 8.2.    Legal Defeasance and Discharge.

                Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.2, the Company and any Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.4, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors, if any, shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and any Guarantees thereon, which shall thereafter be deemed to be "outstanding" only for the purposes of
Section 8.5 and the other Sections of this Indenture referred to in clauses (a) through (d) below, and to have satisfied all their other obligations under such Notes, this Indenture and the Security Documents (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

                (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due;

                (b) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

                (c) the rights, powers, trust, duties and immunities of the Trustee and the Company's and the Guarantors', if any, obligations in connection therewith; and

                (d)     the Legal Defeasance provisions of this Article VIII.

                Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2, notwithstanding the prior exercise of its option under Section 8.3.

Section 8.3.    Covenant Defeasance.

                Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4, be released from its obligations under the covenants contained in Sections 3.9, 3.10, 3.11, 4.3, 4.4, 4.5, 4.7 through 4.12 and 4.14 through 4.25, both inclusive, and Section 5.1(b), Article XI, Article XII and the Security Documents with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.1, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4, Sections 6.1(c) through 6.1(j) shall not constitute Events of Default.

Section 8.4.    Conditions to Legal or Covenant Defeasance.

                The following are the conditions precedent to the application of either Section 8.2 or 8.3 to the outstanding Notes as specified:

                In order to exercise either Legal Defeasance or Covenant
Defeasance:

                (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes cash in U.S. dollars, U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;

                (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

                        (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

                        (b) since the date of this Indenture, there has been a change in the applicable federal income tax law,

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        in either case to the effect that, and based thereon such Opinion of
        Counsel shall confirm that, the Holders of outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

                (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                (6) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

                (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

                (8) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of the Company, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

                Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year or are to be called for redemption within one year, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Section 8.5. Deposited Money and U.S. Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

                Subject to Section 8.6, all money and U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5 only) pursuant to Section
8.4 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, Redemption Price or Purchase Price of, and Additional

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Interest, if any, or interest on, the Notes, that such money need not be segregated from other funds except to the extent required by law.

                The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Securities deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Securities held by it as provided in Section 8.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.6.    Repayment to the Company.

                Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, Redemption Price or Purchase Price of, or Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof as a general creditor, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, at the expense of the Company, if required by applicable law cause to be published once, in The New York Times and The Wall Street Journal (national editions), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days after the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.7.    Reinstatement.

                If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Securities in accordance with Section 8.2 or 8.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3, as the case may be; provided, however, that, if the Company makes any payment with respect to any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE IX.

                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1.    Without Consent of Holders of Notes.

                Notwithstanding Section 9.2 and subject in any event to the provisions of the Intercreditor Agreement, the Company, the Guarantors, if any, and the Trustee may amend or supplement this Indenture, the Notes or any Security Document without the consent of any Holder of a Note:

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

                (a) to cure any ambiguity, omission, defect or inconsistency so long as such changes do not adversely affect the rights of any of the Holders in any material respect.

                (b) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets pursuant to Article V;

                (c) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

                (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights hereunder of any Holder of the Notes in any material respect; or

                (e) to terminate, replace, amend, modify or supplement any Security Document as provided in Section 3(e) of the Deposit Agreement (as in effect on the date hereof).

                Upon the written request of the Company, accompanied by a Board Resolution (evidenced by an Officers' Certificate) authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.2, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

                In addition, other than during any First Priority Period, the Trustee shall join with the Company in the execution of any amendment to any Security Document to conform to any amendment to the security agreements relating to such Credit Facility without the consent of the Holders, in each case, (i) so long as the Company has Indebtedness outstanding under any Credit Facility that is secured by a first priority Lien, (ii) upon the written request of the Company, accompanied by a Board Resolution (evidenced by an Officers' Certificate) authorizing the execution of any such amendment, and (iii) upon receipt by the Trustee of the documents described in Section 7.2.

Section 9.2.    With Consent of Holders of Notes.

                Except as provided below in this Section 9.2, the Company, the Trustee and the Guarantors, if any, may amend or supplement this Indenture, the Notes or any Security Document with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.2, 6.4 and 6.7, any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes or any Security Document may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

                Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

                (1) reduce the amount of Notes whose Holders must consent to an amendment or waiver;

                (2) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Notes;

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

                (3) reduce the principal of or change the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

                (4) make any Notes payable in money other than that stated in the Notes;

                (5) make any change in provisions of this Indenture protecting the right of each Holder of the Notes to receive payment of principal of and interest on such Note on or after the due date thereof or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

                (6) after the Company's obligation to purchase Notes arises hereunder, amend, change or modify in any material adverse respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control, make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or make and consummate an Excess Cash Flow Offer pursuant to Section
        4.19 or, after such Change of Control has occurred, such Asset Sale has been consummated or such Excess Cash Flow Offer is required to be made, modify any of the provisions or definitions with respect thereto;

                (7) change any provision of this Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner materially adverse to the Holders of the Notes; or

                (8) release any Guarantor, if any, that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture otherwise in accordance with the terms hereof.

                Upon the written request of the Company accompanied by a resolution of the Board (evidenced by an Officers' Certificate) authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

                It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Section 9.3.    Compliance with Trust Indenture Act.

                Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.4.    Revocation and Effect of Consents.

                Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any

Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and therefore binds every Holder.

Section 9.5.    Notation on or Exchange of Notes.

                The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

                Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.6.    Trustee to Sign Amendment, Etc.

                The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board approves such amended or supplemental indenture. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive, in addition to the documents required by Sections 14.4 and 14.5, and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that (i) the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, (ii) no Event of Default shall occur as a result of the execution of such Officers' Certificate or the delivery of such Opinion of Counsel and (iii) the amended or supplemental indenture complies with the terms of this Indenture.

                                   ARTICLE X.

                                    GUARANTEE

Section 10.1.   Unconditional Guarantee.

                Each Guarantor, if any, upon the execution and delivery of a Guarantee pursuant to Section 4.16, hereby unconditionally guarantees, on a senior basis and jointly and severally, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, upon redemption, purchase pursuant to Article III or otherwise, and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration, upon redemption, purchase pursuant to Article III or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.3. Each Guarantor, if any, upon the execution and delivery of a Guarantee pursuant to
Section 4.16, hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof (other than a waiver of all or part of the provisions of this Article X), the recovery of any judgment against the Company, and action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor, if any, upon the execution

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

and delivery of a Guarantee pursuant to Section 4.16, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor, if any, upon the execution and delivery of a Guarantee pursuant to Section 4.16, further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

Section 10.2.   Severability.

                In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.3.   Limitation of Guarantor's Liability.

                Each Guarantor, if any, upon the execution and delivery of a Guarantee pursuant to Section 4.16, and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 10.5, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

Section 10.4.   Release of Guarantor.

                (a)     Any Guarantee by a Restricted Subsidiary pursuant to
Section 4.16 shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder of the Notes, upon:

                (1) the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to Section 4.16;

                (2) the legal defeasance of the Notes as described under Sections 8.2 and 8.3;

                (3) (A) the merger of any Guarantor into the Company, (B) the dissolution of any Guarantor into the Company or (C) the transfer of all or substantially all of the assets of any Guarantor to the Company; or

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                (4)     the sale or other disposition of all or substantially
        all of the assets of, or the sale of all of the capital stock of, or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company of all of the Company's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; provided that (A) such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of this Indenture and (B) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed.

                (b) The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this Section 10.4. Any Guarantor not so released shall remain liable for the full amount of principal of and interest on the Notes as provided in this
Article X.

                (c) All Guarantees shall be of no further force and effect upon the occurrence of a Legal Defeasance or a Covenant Defeasance pursuant to
Section 8.2 or 8.3, subject to reinstatement pursuant to Section 8.7 under the circumstances described therein.

Section 10.5.   Contribution.

                In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's obligations with respect to the Guarantee. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

Section 10.6.   Waiver of Subrogation.

                Until all Obligations under the Notes and this Indenture are paid in full, each Guarantor, if any, upon the execution and delivery of a Guarantee pursuant to Section 4.16, hereby irrevocably waives any claims or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor, if any, upon the execution and delivery of a Guarantee pursuant to Section 4.16, acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.6 is knowingly made in contemplation of such benefits.

                                      -83-

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Section 10.7.   Execution of Guarantee.

                To evidence its guarantee to the Holders set forth in this
Article X, each Guarantor required to execute and deliver of a Guarantee pursuant to Section 4.16 hereby agrees to execute the Guarantee in substantially the form attached hereto as Exhibit C, which shall be endorsed on each Note ordered to be authenticated and delivered by the Trustee. Each Guarantor, upon the execution and delivery of a Guarantee pursuant to Section 4.16, hereby agrees that its Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by two Officers, or an Officer and an Assistant Secretary or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such Guarantee prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Note on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Guarantee had not ceased to be such officer of the Guarantor.

Section 10.8.   Waiver of Stay, Extension or Usury Laws.

                Each Guarantor, upon the execution and delivery of a Guarantee pursuant to Section 4.16, hereby covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE XI.

                        COLLATERAL AND SECURITY DOCUMENTS

Section 11.1. Unsecured Obligations on the Issue Date; Approval of Security Documents; Representations and Warranties; No Preference Among Holders.

                (a) The due and punctual payment of the principal of and premium (if any) and interest and Additional Interest, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption, special redemption or otherwise, and interest on the overdue principal of and premium (if any) and interest and Additional Interest, if any, on the Notes and performance of all other Obligations of the Company and the Guarantors, if any, to the Holders and the Trustee under this Indenture, the Notes and the Guarantees, if any, according to the terms hereunder or thereunder, shall be secured during any Secured Period by Note Liens on the Collateral to the extent and with the effect provided herein and in the Security Documents.

                (b) By its acceptance of its Notes and the Guarantees, if any, each Holder consents and agrees (i) that the Obligations represented thereby are initially, and during any Unsecured Period shall be, the general unsecured obligations of the Company and the Guarantors, if any, and (ii) to the substance of the terms and provisions of the Security Documents in the forms attached hereto (including, without limitation, the provisions

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providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms (with such changes as are required by applicable Legal Requirements in the relevant jurisdiction or jurisdictions on any Lien Attachment Date). Each Holder authorizes and directs the Trustee to enter into the Deposit Agreement and each Security Document and to perform its obligations and exercise its rights thereunder in accordance therewith.

                (c) The Company represents, covenants and agrees that it and its Restricted Subsidiaries have full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, pledge, transfer and confirm the property constituting the Collateral pursuant to the Security Documents to which such Persons are party, free and clear of all Liens (other than Permitted Liens). The Company agrees that (i) it shall, and shall cause its Restricted Subsidiaries to, forever warrant and defend the title to the same against the claims of all Persons (except as to Permitted Liens) and
(ii) it shall, and shall cause the Guarantors to, execute, acknowledge and deliver to the Trustee such further assignments, transfers, assurances or other instruments as the Trustee may reasonably require and perform all such acts as may be required by the Trustee to confirm to the Trustee such Note Lien on the Collateral, or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of the Trustee and the Holders under the Security Documents, this Indenture, the Notes and the Guarantees, if any, according to the intent and purposes herein and therein expressed. The Company further represents, covenants and agrees that each Security Document, when delivered, registered, recorded and filed as provided in
Section 11.2(c), will create valid and perfected Note Liens (subject to Permitted Liens) on the Collateral subject thereto.

                (d) As among the Holders, the Collateral as constituted from time to time shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any Holder over any other Holder by reason of differences in time of issuance of the Notes held by such Holders, sale or otherwise, as security for the Obligations of the Company and the Guarantors, if any, to the Holders and the Trustee under this Indenture, the Notes and the Guarantees, if any.

Section 11.2. Documentation and Recording; Opinions of Counsel; Further Assurances.

                (a) From time to time during any Unsecured Period (but in any event no less often than quarterly and in any event in connection with any Lien Attachment Date), the Company shall, and shall cause its Restricted Subsidiaries to, as promptly as practicable after any change in the Collateral (including, without limitation, the acquisition or lease of any Real Estate constituting Collateral) or any change in Legal Requirements, in each case affecting the Security Documents necessary to make effective a Note Lien on the Collateral (but in no event later than ten Business Days thereafter), execute and deliver to the Deposit Agent (with a copy to the Trustee) Security Documents or amendments or supplements thereto or other instruments, in each case in form and substance reasonably satisfactory to the Trustee, necessary or reasonably requested by the Trustee to make effective or perfect a Note Lien on the Collateral for the security and benefit of the Trustee and the Holders under the Security Documents, this Indenture, the Notes and the Guarantees, if any.

                (b) As promptly as practicable following any Lien Attachment Date (but in no event later than three Business Days thereafter), the Company shall deliver or cause to be delivered to the Deposit Agent (with a copy to the Trustee):

                (i) an instrument or instruments in form reasonably satisfactory to the Trustee executed by the requisite holders of the Term Loan Indebtedness or their representative evidencing the satisfaction and discharge of the Term Loan Indebtedness,

                (ii) an Officers' Certificate stating that the Lien Attachment Date has occurred, setting forth the jurisdictions in which Collateral is located and confirming that the Security Documents held by the Deposit Agent under the Deposit Agreement are adequate, when recorded, registered or filed in the jurisdictions specified in such Officers' Certificate, to create and perfect a Note Lien in accordance with the requirements of the Security Documents, and

                (iii) an Opinion of Counsel setting forth, in the opinion of such counsel, all recordings, filings and other actions contemplated by such Security Documents necessary to create and perfect such Note Lien, including without limitation the filing fees or taxes necessary in connection therewith.

The Trustee shall as promptly as practicable notify the Deposit Agent in accordance with the provisions of the Deposit Agreement.

                As promptly as practicable following any First Priority Date (but in no event later than three Business Days thereafter), the Company shall deliver or cause to be delivered to the Trustee

                (A) an Officers' Certificate stating that the First Priority Date has occurred, and

                (B) title insurance policies covering Real Estate constituting Collateral meeting the requirements of Section 4.25.

The Trustee shall as promptly as practicable notify the Deposit Agent of its receipt of the foregoing of its receipt of the foregoing in accordance with the provisions of the Deposit Agreement.

                (c) As promptly as practicable after the receipt by the Trustee of the documentation required by paragraph (b) of this Section 11.2 (but in no event later than three Business Days thereafter), the Company and the Restricted Subsidiaries shall grant a valid and enforceable Note Lien on the Collateral in accordance with the Security Documents, and the Trustee shall enter into or accept the Security Documents to which the Company or any Restricted Subsidiary is a party to the extent it has not already done so. As promptly as practicable following the Lien Attachment Date, the Company shall cause (through the Deposit Agent or otherwise), at its own expense, this Indenture and each Security Document, and all amendments or supplements thereto, to be registered, recorded and filed in such manner and in such place or places, if any, as may be necessary or reasonably required by the Trustee in order to perfect such Note Liens (subject to Permitted Liens) in accordance with the requirements of the Security Documents. From time to time during any Secured Period, each of the Company and the Restricted Subsidiaries, as applicable, shall cause, at the Company's expense, this Indenture and each Security Document, and all amendments or supplements thereto, to be re-recorded and/or re-filed and/or renewed in such manner and in such place or places, if any, as may be necessary or reasonably required by the Trustee in order to preserve, protect and maintain the validity, enforceability and perfection of such Note Lien (subject to Permitted Liens) at all times during the Secured Period in accordance with the requirements of the Security Documents. Without limiting its obligations under the Deposit Agreement, the Company shall pay all mortgage, mortgage recording, stamp, intangible or other similar taxes, charges or fees required to be paid to any Authority under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, perfection or enforcement of any of the Security Documents.

                (d) During any Secured Period, the Company shall deliver or cause to be delivered to the Trustee on or immediately prior to each anniversary of the Issue Date, an Opinion or Opinions of Counsel, dated as of such date, either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of (x) this Indenture, the Security Documents and all supplemental indentures and amendments thereto, and (y) financing statements, continuation statements, fixture filings or other instruments of further assurance, as is necessary to maintain the Note Lien created by each such Security Document and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary to perfect such Note Lien, or stating that, in the opinion of such counsel, no such action is necessary to maintain such Note Lien.

                (e) Concurrently with delivery of the Opinion or Opinions of Counsel referred to paragraph (d) of this Section 11.2, the Company shall cause this Indenture and each Security Document, and all amendments or supplements thereto, to be registered, recorded and filed and/or re-recorded and/or re-filed and/or renewed in such manner and in such place or places, if any, as may be necessary or reasonably required by the Trustee in order to perfect the Note Liens.

                (f) If, at any time, the Security Documents do not create the Note Liens required by or otherwise do not comply with this Section 11.2, the Company or the relevant Restricted Subsidiary shall, as soon as reasonably practicable and from time to time, at its own expense, (i) execute and deliver, and file and record with all applicable Authorities, such additional Security Documents, (ii) use its reasonable best efforts to obtain any approvals or consents and remove any restrictions or encumbrances and (iii) take such other steps, as in each case may be necessary such that all Collateral is at all times subject to the Note Liens required by and otherwise complies with this Section 11.2.

                (g) During any First Priority Period, the Company shall, and shall cause each of its Subsidiaries to, execute and deliver to the Trustee from time to time, solely for the Trustee's convenience in maintaining a record of the Collateral, such written statements and schedules as the Agent may reasonably require, designating, identifying or describing the Collateral. The failure by the Company or any Subsidiary, however, to promptly give the Trustee such statements or schedules shall not affect, diminish, modify or otherwise limit the Note Liens on the Collateral granted pursuant to the Security Documents.

Section 11.3.   Possession of the Collateral.

                (a) During any Secured Period, the Company may possess, manage, operate and enjoy the Collateral in accordance with the terms of this Indenture, the Notes, the Guarantees, if any, and the Security Document and the Credit Facilities, if any.

                (b) Subject to any continuing requirements of the Intercreditor Agreement, all amounts received by the Trustee as proceeds of any part of the Collateral (including Net Cash Proceeds in the case of an Asset
Sale) and all amounts of money, securities, letters of credit and other evidences of indebtedness deposited with or held by the Trustee in accordance with this Indenture and any Security Document shall be held by the Trustee in the Collateral Account as security for the Obligations of the Company and the Guarantors, if any, under this Indenture, the Notes, the Guarantees, if any, and the Security Documents until applied in accordance with the terms of this Indenture, the Security Documents or any Credit Facility, as applicable.

Section 11.4.   Suits to Protect the Collateral.

                Subject to any continuing requirements of the Intercreditor Agreement, the Trustee shall have power to institute in its name and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of this Indenture or any of the Security Documents, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral and in the principal, interest, issues, profits, rents, revenues and other income arising therefrom, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or under any of the Security Documents, or be prejudicial to the interests of the Holders or the Trustee.

Section 11.5.   Release of Liens.

                (a) The Trustee shall not at any time release Collateral from the Note Liens created by this Indenture and the Security Documents unless such release is in accordance with the provisions of this Indenture and the Security Documents.

                (b) The release of any Collateral from the Note Lien of the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Security Documents. To the extent applicable, the Company shall comply with TIA Section 314(c) and
Section 314(d) relating to the release of property from the Lien of the Security Documents and relating to the substitution therefor of any property to be subjected to the Lien of the Security Documents. Any certificate or opinion required by TIA Section 314(c) or Section 314(d) may be made by an Officer of the Company, except in cases where TIA Section 314(c) or Section 314(d) requires that such certificate or opinion be made by an independent person, which person shall be an independent engineer, appraiser or other expert selected by the Company.

Section 11.6.   Specified Releases of Collateral.

                (a) The Company shall be entitled to obtain a full release of all of the Collateral from any Note Liens created by this Indenture and of the Security Documents:

                (i) upon payment in full of all principal, premium, if any, and interest and Additional Interest, if any, on the Notes and of all other obligations for the payment of money due and owing to the Trustee or the Holders under this Indenture, the Notes, the Guarantees, if any, and the Security Documents;

                (ii) upon satisfaction and discharge of this Indenture in accordance with Article XIII;

                (iii) upon a Legal Defeasance or Covenant Defeasance in accordance with Article VIII; or

                (iv) on the date on which all Liens (whether on Collateral or other assets) are released in whole under the Credit Agreement or any successor Credit Facility;

provided, however, that in the case of clause (iv) above, if the applicable Credit Facility is subsequently secured by a Lien on assets that would constitute Collateral, the Notes will then be secured again by a Note Lien on such Collateral, subject to the provisions of the security agreements, the Intercreditor Agreement and other documents relating to such Credit Facility, to the same extent provided under the Security Documents. Upon payment specified in clause (i) above or upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel, each to the effect that at least one of such conditions precedent has been complied with (and which may be the same Officers' Certificate and Opinion of Counsel required by Article VIII), together with such documentation, if any, as may be required by the TIA (including, without limitation, TIA Section 314(c) or Section 314(d)) or reasonably required by the Trustee prior to the release of such Collateral, the Trustee shall forthwith take all action that is necessary or reasonably requested by the Company (in each case at the expense of the Company) to release and reconvey to the Company without recourse, representation or warranty of any kind all of the Collateral, and shall deliver such Collateral in its possession to the Company and shall execute and deliver to the Company releases and satisfactions, in recordable or fileable form, to the extent reasonably requested by the Company.

                (b) In addition to paragraph (a) above, the Note Liens on the Collateral will be automatically released with respect to any asset constituting Collateral:

                (i) that is sold or otherwise disposed of by the Company or one of its Restricted Subsidiaries to a Person other than the Company or a Restricted Subsidiary in a transaction permitted by this Indenture at the time of such sale or disposition; or

                (ii) other than as described in paragraph (a) above, that is released from its Lien in accordance with the Credit Agreement or any other Credit Facility and in accordance with the Intercreditor Agreement (whether pursuant to a foreclosure or other exercise of remedies by the secured parties under such Credit Facility or otherwise); or

                (iii) to the extent permitted by any Credit Facility then in effect, if the Company or any Restricted Subsidiary provides substitute assets with at least an equivalent fair value, as determined in good faith by the Board of Directors of the Company, and such assets are made subject to the Note Lien in accordance with the Security Documents.

Section 11.7.   Sharing of Collateral.

                Subject to the terms of any Credit Facility and the Security Documents, any Collateral securing this Indenture, the Notes and the Guarantees, if any, may be shared by any other Indebtedness of the Company and its Restricted Subsidiaries, including Additional Notes issued under this Indenture, incurred after the Issue Date so long as such Indebtedness is incurred in accordance with this Indenture, including Section 4.9.

Section 11.8.   Sufficiency of Release.

                All purchasers and grantees of any property or rights purporting to be released in accordance herewith shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Note Lien of this Indenture and of the Security Documents.

Section 11.9.   Actions by the Trustee.

                Subject to the provisions of the Security Documents and Article VIII, the Trustee may in its sole discretion and without the consent of the Holders take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Security Documents and (ii) collect and receive all amounts payable in respect of the obligations of the Company and any Restricted Subsidiaries under the Security Documents and this Indenture. The Trustee shall have the power to institute and maintain such suits and proceedings as it may deem expedient in order to prevent any impairment of the Collateral by any act that may be unlawful or in violation of this Indenture or the Security Documents, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and those of the Holders in the Collateral. No duty beyond that set forth in Section 7.1 is imposed on the Trustee pursuant to this Section 11.9.

                                  ARTICLE XII.

                               COLLATERAL ACCOUNT

Section 12.1.   Collateral Account.

                On the First Priority Date there shall be established and, at all times thereafter during any First Priority Period, there shall be maintained with the Trustee the Collateral Account. The Collateral Account shall be established and maintained by the Trustee at its Corporate Trust Office. All Trust Monies which are received by the Trustee shall, subject to the terms of the Intercreditor Agreement, be deposited in the Collateral Account and thereafter shall be held by and under the sole dominion and control of the Trustee for its benefit and for the benefit of the Holders as a part of the Collateral and, upon any sale or other disposition of the Collateral or any part thereof pursuant to any of the Security Documents, said Trust Monies shall be applied in accordance with
Section 4.10; but prior to any such application, all or any part of the Trust Monies held by the Trustee may be withdrawn, and shall be released, paid or applied by the Trustee in accordance with the terms of this Article XII.

Section 12.2.   Withdrawal of Net Proceeds to Fund a Net Proceeds Offer.

                To the extent that any Trust Monies consist of Net Proceeds received by the Trustee pursuant to the provisions of Section 4.10 and an Asset Sale Offer has been made in accordance therewith, such Trust Monies may be withdrawn by the Company from the Collateral Account and shall be paid by the Trustee to the Paying Agent for application in accordance with Section 4.10 upon a Company Notice to the Trustee and upon receipt by the Trustee of all documentation, if any, required under TIA Section 314(d), together with either:

                (a) An Officers' Certificate, dated not more than three days prior to the date of the Net Proceeds Offer stating:

                        (i) that no Default or Event of Default shall have occurred and be continuing;

                        (ii) (x) that such Trust Monies constitute Net Cash Proceeds, (y) that pursuant to and in accordance with Section 4.10, the Company has made a Net Proceeds Offer and (z) the amount of Net Cash Proceeds to be applied to the repurchase of the Notes pursuant to the Net Proceeds Offer;

                        (iii)   the date of the Net Proceeds Offer; and

                        (iv) that all conditions precedent and covenants herein provided for relating to such application of Trust Monies have been complied with; or

                (b)     An Officers' Certificate stating:

                        (i) that such Trust Monies are to be applied in accordance with Section 4.10(a)(3)(A); and

                        (ii) that all conditions precedent and covenants herein provided for relating to such application of Trust Monies have been complied with.

                Upon compliance with the foregoing provisions of this Section 12.2, the Trustee shall apply the Trust Monies as directed and specified by such Company Notice, subject to Section 4.10.

Section 12.3.   Investment of Trust Monies.

                (a) So long as no Default or Event of Default shall have occurred and be continuing, all or any part of any Trust Monies held by the Trustee shall from time to time be invested or reinvested by the Trustee in any Cash Equivalents pursuant to a Company request in the form of an Officers' Certificate, which shall specify the Cash Equivalents in which such Trust Monies shall be invested and shall certify that such investments constitute Cash Equivalents and the Trustee shall sell any such Cash Equivalent only upon receipt of such a Company request specifying the particular Cash Equivalent to be sold. So long as no Default or Event of Default occurs and is continuing, any interest or dividends accrued, earned or paid on such Cash Equivalents (in excess of any accrued interest or dividends paid at the time of purchase) that may be received by the Trustee shall be forthwith paid to the Company. Such Cash Equivalents shall be held by the Trustee as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.

                (b) The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own negligent action, its own negligent failure to act or its own willful misconduct in complying with this Section 12.3.

Section 12.4.   Use of Trust Monies; Retirement of Notes.

                The Trustee shall apply Trust Monies not required to be applied to fund a Net Proceeds Offer or required to be held pending application as permitted by Section 4.10 from time to time to the payment of the principal of, premium, and interest on, any Notes, on any Redemption Date or the Maturity Date or to the redemption thereof or the purchase thereof upon tender or in the open market or at private sale or upon any exchange or in any one or more of such ways, including, without limitation, pursuant to a Change of Control Offer, as the Company shall request in writing, upon receipt by the Trustee of the following:

                (a) Board Resolutions of the Company directing the application pursuant to this Section 12.4 of a specified amount of Trust Monies and, in case any such monies are to be applied to payment, designating the Notes so to be paid and, in case any such monies are to be applied to the purchase of Notes, prescribing the method of purchase, the price or prices to be paid and the maximum aggregate principal amount of Notes to be purchased and any other provisions of this Indenture governing such purchase;

                (b) an Officers' Certificate, dated not more than three days prior to the date of the relevant application stating

                        (i) that no Default or Event of Default exists unless such Default or Event of Default would be cured thereby; and

                        (ii) that all conditions precedent and covenants herein provided for relating to such application of Trust Monies have been complied with; and

                (c) an Opinion of Counsel stating that the documents and the cash or Cash Equivalents, if any, which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and all conditions precedent herein provided for relating to such application of Trust Monies have been complied with.

                Upon compliance with the foregoing provisions of this Section 12.4, the Trustee shall apply Trust Monies as directed and specified by such Board Resolution.

                A Board Resolution expressed to be irrevocable directing the application of Trust Monies under this Section 12.4 to the payment of the principal of, premium, interest and Additional Interest, if any, on the Notes shall for all purposes of this Indenture be deemed the equivalent of the deposit of money with the Trustee in trust for such purpose. Such Trust Monies and any cash deposited with the Trustee pursuant to paragraph (c) of this Section 12.4 for the payment of accrued interest shall not, after compliance with the foregoing provisions of this Section, be deemed to be part of the Collateral or Trust Monies.

                Following the termination of any First Priority Period, the Trust Monies in the Collateral Account, if any, shall be transferred to the account of the Company specified in the Intercreditor Agreement in accordance with the provisions thereof.

                                  ARTICLE XIII.

                           SATISFACTION AND DISCHARGE

Section 13.1.   Satisfaction and Discharge.

                This Indenture will be discharged and will cease to be of further effect (except as set forth below) as to all outstanding Notes and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

                (1)     either:

                        (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

                        (b) all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable by reason of the mailing of a notice of redemption or otherwise or
                (y) will become due and payable within one year, or are to be called for redemption within one year, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of the Company or the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

                (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor, if any, is a party or by which the Company or any Guarantor, if any, is bound;

                (3) the Company or any Guarantor has paid all other sums payable under this Indenture by the Company or any Guarantor; and

                (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

                Notwithstanding the satisfaction and discharge of this Indenture, the Company's obligations in Sections 2.3, 2.4, 2.6, 2.7, 2.11, 7.7, 7.8, 14.2, 14.3 and 14.4, and the Trustee's and Paying Agent's obligations in
Section 13.2 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Section 7.7 shall survive.

Section 13.2.   Application of Trust.

                All money deposited with the Trustee pursuant to Section 13.1 shall be held in trust and, at the written direction of the Company, be invested prior to maturity in U.S. Government Securities, and applied by the Trustee in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                  ARTICLE XIV.

                                  MISCELLANEOUS

Section 14.1.   Trust Indenture Act Controls.

                If any provision hereof limits, qualifies or conflicts with a provision of the TIA or another provision that would be required or deemed under such Act to be part of and govern this Indenture if this Indenture were subject thereto, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 14.2.   Notices.

                Any notice or communication by the Company or the Trustee to others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                If to the Company:

                        Dan River Inc.
                        2291 Memorial Drive
                        Danville, Virginia 24541
                        Attention:  Chief Financial Officer
                        Fax: (434) 799-7699

                With a copy to:

                        King & Spalding LLP
                        1185 Avenue of the Americas
                        New York, New York 10036
                        Attention:  Mary A. Bernard, Esq.
                        Fax: (212) 556-2222

                If to the Trustee:

                        HSBC Bank USA
                        452 Fifth Avenue
                        New York, New York 10018
                        Attention:  Issuer Services
                        Fax: (212) 525-1300

                With a copy to:

                        Winston & Strawn
                        200 Park Avenue
                        New York, New York 10166
                        Attention:  Jeffrey Elkin, Esq.
                        Fax: (212) 294-4700

                The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

                All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed, or in the case of any offer to purchase Notes under
Section 3.9, 3.10 or 3.11 upon the date the communication is postmarked; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery, except that notices to the Trustee shall be effective only upon receipt.

                Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the address receives it.

                If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 14.3.   Communication by Holders of Notes with Other Holders of Notes.

                Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 14.4.   Certificate and Opinion as to Conditions Precedent.

                Upon any request or application by the Company and/or any Guarantor to the Trustee to take any action under this Indenture, the Company and/or any Guarantor shall furnish to the Trustee:

                (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                (b) if requested by the Trustee, an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 14.5.   Statements Required in Certificate or Opinion.

                Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 14.6.   Rules by Trustee and Agents.

                The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 14.7. No Personal Liability of Directors, Officers, Employees and Stockholders.

                No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of any of the Guarantors, if any, as such, shall have any liability for any obligations of the Guarantors under the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes and Guarantees by accepting a Note and a Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees. Such waiver may not be effective to waive liabilities under the federal securities law and it is the view of the Commission that such a waiver is against public policy.

Section 14.8.   Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

                THE VALIDITY AND INTERPRETATION OF THIS INDENTURE, THE GUARANTEES, IF ANY, AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH PARTY HERETO AGREES TO SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE GUARANTEES, IF ANY, AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS IN RESPECT OF SUCH SUIT OR ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS

INDENTURE, THE NOTES AND THE GUARANTEES. EACH OF THE TRUSTEE, THE COMPANY AND ANY GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. Nothing herein shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company or any Guarantor in any other jurisdiction.

Section 14.9.   No Adverse Interpretation of Other Agreements.

                This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.10.  Successors.

                All agreements of the Company and any Guarantor in this Indenture and the Notes and Guarantees shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 14.11.  Severability.

                In case any provision in this Indenture or in the Notes or any Guarantees shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.12.  Counterpart Originals.

                The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

Section 14.13.  Table of Contents, Headings, Etc.

                The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture, which have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.14.  Qualification of Indenture.

                The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

Section 14.15.  Intercreditor Agreement.

                Notwithstanding anything herein to the contrary, the Note Lien and security interest granted to the Trustee pursuant to this Indenture and the exercise of any right or remedy by the Trustee hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Indenture, the terms of the Intercreditor Agreement shall govern.

                         [Signatures on following page]

                IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                        DAN RIVER INC.

                                        By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                        HSBC BANK USA
                                        as Trustee

                                        By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT A

                              FORM OF SERIES A NOTE

                                 (Face of Note)

                                 DAN RIVER INC.

                          12-3/4% SENIOR NOTE DUE 2009

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]/1/

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR
(7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT WITHIN THE LATER OF (X) TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE AND (Y) TWO YEARS AFTER ANY NOTES ARE ACQUIRED FROM DAN RIVER INC. OR ANY AFFILIATE OF THEREOF RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO DAN RIVER INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED

----------
/1/     To be included only if the Note is issued in global form.

ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS
NOTE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO DAN RIVER INC. IF DAN RIVER INC. SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE LATER OF (X) TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE AND (Y) TWO YEARS AFTER ANY NOTES ARE ACQUIRED FROM DAN RIVER INC. OR ANY AFFILIATE THEREOF, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND DAN RIVER INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (AS DEFINED IN SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). THE ISSUE PRICE OF THE NOTE IS $950.35 (PER $1,000), THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $49.65 (PER $1,000), THE ISSUE DATE IS APRIL 15, 2003 AND THE YIELD TO MATURITY IS 14% PER ANNUM.

                                 DAN RIVER INC.

                          12-3/4% SENIOR NOTE DUE 2009

                                                        CUSIP No. ______________
No. ______________                                      $_______________________

Interest Payment Dates: April 15 and October 15
Record Dates: April 1 and October 1

                DAN RIVER INC., a Georgia corporation (the "Company," which term includes any successor corporation under the indenture hereinafter referred to), for value received, promises to pay to ________________________________________, or registered assigns, the principal sum of _____________________ Dollars on April 15, 2009.

                Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

                Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

                IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

[SEAL]                                  Dated:

                                        DAN RIVER INC.

                                        By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                        Attested to as of the date hereof:

                                        By:
                                               ---------------------------------
                                               Name:
                                               Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

HSBC BANK USA,
as Trustee

By:
       -----------------------------
       Authorized Signatory

                                 (Back of Note)

                          12-3/4% Senior Notes due 2009

                Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                1. Interest. The Company promises to pay interest on the principal amount of this Note at the rate of 12-3/4% per annum from the date of original issuance until maturity and shall pay the Additional Interest pursuant to the registration rights agreement referred below. The Company shall pay interest and Additional Interest semi-annually on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be October 15, 2003. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue payments of the principal, Purchase Price and Redemption Price of this Note from time to time on demand at a rate that is 2% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any (without regard to any applicable grace periods), hereon from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the April 1 and October 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Any such installment of interest or Additional Interest, if any, not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Interest Payment Date, and may be paid to the registered Holders at the close of business on a special interest payment date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders not less than 10 days prior to such special interest payment date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The Notes will be payable as to principal, Redemption Price, Purchase Price, interest and Additional Interest, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest and Additional Interest (if any) on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                3. Paying Agent and Registrar. Initially, HSBC Bank USA, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company may act in any such capacity.

                4. Indenture. The Company issued $157.0 million in aggregate principal amount of the Notes under an Indenture dated as of April 15, 2003 (the "Indenture") between the Company, the Guarantors party thereto from time to time and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Code

Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general obligations of the Company. The Company may issue Additional Notes under the Indenture.

                5. Optional Redemption. At any time, the Company may, at its option, redeem all or part of the Notes at any time at a Redemption Price equal to the greater of (a) 100% of the principal amount of the Notes being redeemed and (b) as determined by the Quotation Agent, the sum of the present value of the principal amount of such Notes at April 15, 2009 plus the present value of the remaining scheduled payments of interest on such Notes to and including April 15, 2009 discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points together, in either case with accrued and unpaid interest, if any, to the Redemption Date.

                6. Special Redemption. At any time, or from time to time in the event the Company completes one or more Equity Offerings on or before April 15, 2006, the Company may, at its option, use the net cash proceeds from any such Equity Offerings to redeem up to 35% of the principal amount of the Notes (a "Special Redemption") at a Redemption Price of 112.750% of the principal amount thereof, together with accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, provided, however, that (a) at least 65% of the original principal amount of the Notes issued under the Indenture remains outstanding immediately after each such Special Redemption; and (b) each such Special Redemption shall occur not more than 120 days after the date of the closing of the applicable Equity Offering.

                7. Mandatory Redemption. Except as set forth in Paragraph 9 below with respect to repurchases of Notes in certain events, the Company shall not be required to make mandatory redemption or repurchase payments with respect to the Notes.

                8. Selection and Notice of Redemption. Subject to the provisions of the Indenture, a notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

                If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed (a) in compliance with the requirements of the national securities exchange, if any, on which the Notes are listed; or (b) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

                9.      Repurchase at Option of Holder.

                (a) Change of Control Offer. Upon the occurrence of a Change of Control (unless the Company has exercised its right to redeem the Notes as described in paragraph 5 above and in the Indenture), the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a Purchase Price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase, in accordance with the procedures set forth in the Indenture. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                (b) Net Proceeds Offer. If on the 366th day after an Asset Sale the Company has not applied or invested the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(A) and (3)(B) of paragraph (a) of
Section 4.10 of the Indenture (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which has not been applied or invested on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(A) and (3)(B) of paragraph (a) of Section 4.10 of the Indenture (each, a "Net Proceeds Offer Amount") shall be applied by the Company to make an offer to purchase (the "Net Proceeds Offer") pursuant to Sections 3.10 and 4.10 of the Indenture to all Holders and, and at the Company's option, to all holders of other Indebtedness that is pari passu with the Notes on a date (the "Net Proceeds Offer Payment Date") not less than 30 days following the applicable Net Proceeds Offer Trigger Date, from all Holders pro rata, the maximum amount of Notes and such other pari passu Indebtedness equal to the Net Proceeds Offer Amount with respect to the Notes at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the Purchase Date.

                Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes (along with any other Indebtedness of the Company properly tendered) in an amount exceeding the Net Proceeds Offer Amount, the tendered Notes will be purchased pro rata based on the aggregate amounts of Notes and other pari passu Indebtedness of the Company properly tendered (and the Trustee shall select the tendered Notes of tendering Holders pro rata based on the amount of Notes and other pari passu Indebtedness of the Company properly tendered). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

                (c) Excess Cash Flow Offer. If on the last day of each fiscal year of the Company (each, a "Measurement Date"), (1) the Company has any Term Loan Indebtedness outstanding, (2) the Company has Excess Cash Flow for the fiscal year ended on such Measurement Date, and (3) after giving effect to any repayment of Term Loan Indebtedness and/or Excess Cash Flow Offer (assuming the Company purchases the maximum amount of Notes possible in such offer), the sum of the Company's cash, Cash Equivalents and amounts available for borrowing under the revolving portion of its Credit Facilities (after giving effect to any borrowing base limitations) would be equal to or greater than $38.0 million, then the Company shall, no later than the Excess Cash Flow Offer Date, apply an amount (the "Initial Excess Cash Flow Amount") equal to (a) 75% of the Excess Cash Flow for such fiscal year to prepay, repay, redeem or repurchase (and permanently reduce the commitments under) Term Loan Indebtedness (whether or not required by the terms of the documentation governing such Term Loan Indebtedness), and (b) 25% of the Excess Cash Flow for such fiscal year (or, if less, the amount equal to the difference between (i) 75% of the Excess Cash Flow for such fiscal year and (ii) the amount used to prepay, repay, redeem or repurchase Term Loan Indebtedness pursuant to clause (a) hereof) to make an offer (an "Excess Cash Flow Offer") to the Holders of Notes and any other Indebtedness ranking equally with the Notes and having similar provisions requiring the Company to prepay, repay, redeem or repurchase such Indebtedness from Excess Cash Flow to purchase on a pro rata basis in proportion to the respective principal amounts (or accreted value, in the case of Indebtedness other than the Notes issued with original issue discount) of the Notes and such other Indebtedness then outstanding at a Purchase Price in cash equal to 100% of the principal amount (or accreted value, in the case of Indebtedness other than the Notes issued with original issue discount) of the Notes or such other Indebtedness to be purchased (the "Excess Cash Flow Purchase Price"), together with accrued and unpaid interest thereon to the date fixed for the purchase of the Notes pursuant to such Excess Cash Flow Offer in accordance with the terms of the Indenture.

                If on any Measurement Date, the Company (1) has no Term Loan Indebtedness outstanding, (2) has Excess Cash Flow for the fiscal year ending on such Measurement Date and (3) after giving effect to any Excess Cash Flow Offer contemplated hereby would have Minimum Liquidity, then the Company shall, no later than the Excess Cash Flow Offer Date, apply an amount (the "Reduced Excess Cash Flow Amount") equal to 25% of the Excess Cash Flow for such fiscal year to make an Excess Cash Flow Offer to the Holders of Notes and such other Indebtedness ranking equally with the Notes and having similar provisions requiring the Company to prepay, repay, redeem or repurchase such Indebtedness from Excess Cash Flow to purchase on a pro rata basis in proportion to the respective principal amounts (or accreted value, in the case of Indebtedness other than the Notes issued with original issue discount) of the Notes and such other Indebtedness then outstanding at a Purchase Price in cash equal to the Excess Cash Flow Purchase Price, together with accrued and unpaid interest thereon to the date fixed for the purchase of the Notes pursuant to such Excess Cash Flow Offer in accordance with the terms of the Indenture.

                Each Excess Cash Flow Offer will be mailed to all record Holders as shown on the register of Holders at least 30 days but not more than 60 days before the Excess Cash Flow Offer Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Excess Cash Flow Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes (along with any other pari passu Indebtedness of the Company properly tendered) in an amount exceeding the Excess Cash Flow Amount, the tendered Notes will be purchased on a pro rata based on the aggregate amounts of Notes tendered (and the Trustee shall select the tendered Notes of tendering Holders pro rata based on the amount of Notes and other pari passu Indebtedness of the Company properly tendered). An Excess Cash Flow Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

                10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

                12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes and the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture, the Notes or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture and the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets pursuant to Article V of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the Trust Indenture Act or to terminate, replace, amend, modify or supplement any Security Document as provided in Section 3(e) of the Deposit Agreement as in effect on the date of the Indenture.

                In addition, other than during any First Priority Period, the Trustee shall join with the Company in the execution of any amendment to any Security Document to conform to any amendment to the security agreements relating to such Credit Facility without the consent of the Holders, in each case, (i) so long as the Company has Indebtedness outstanding under any Credit Facility that is secured by a first priority Lien, (ii) upon the written request of the Company, accompanied by a Board Resolution (evidenced by an Officers' Certificate) authorizing the execution of any such amendment, and (iii) upon receipt by the Trustee of the documents described in Section 7.2 of the Indenture.

                13. Defaults and Remedies. Events of Default include: (i) the failure to pay interest on any Note when the same becomes due and payable and the default continues for a period of 30 days; (ii) the failure to pay the principal of or premium if any, on any Note, when such principal or premium becomes due and payable, at maturity, upon redemption or otherwise;
(iii) a default under any covenant or agreement contained in the Indenture, which default continues for a period of 60 days after the Company receives written notice specifying the default from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default under Section 5.1 of the Indenture, which will constitute an Event of Default with such notice requirement but without such passage of time requirement); (iv) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or acceleration of the final Stated Maturity of any such Indebtedness if in either case the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final Stated Maturity or which has been accelerated aggregates $10.0 million or more at any time, provided that, in each case, such Indebtedness has not been discharged in full or such acceleration rescinded or annulled within twenty (20) days of such payment default or acceleration; (v) one or more judgments in an aggregate amount in excess of $10.0 million shall have been rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; (vi) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries; (vii) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or is declared to be null and void and unenforceable or is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture); (viii) a default by the Company or any Guarantor in the performance of any of their respective obligations under the Security Documents that materially and adversely affects the enforceability, validity, perfection or priority of the Lien on the Collateral or that adversely affects the condition or value of the Collateral, taken as a whole, in any material respect, which default continues for a period of 30 days after the Company receives written notice specifying the default from the Trustee or Holders of at least 25% of the outstanding principal amount of the Notes; or
(ix) except as permitted by the Security Documents (or any replacement thereof), any amendments thereto and the provisions of the Indenture, any of the Security Documents is repudiated or disaffirmed by the Company or any Restricted Subsidiary or ceases to be in full force and effect or ceases to be effective, in all material respects, to create the Lien purported to be created in the Collateral in favor of the Holders of the Notes, which repudiation, disaffirmation or cessation continues for 30 days after the Company receives written notice specifying the default from the Trustee or Holders of at least 25% of the outstanding principal amount of the Notes.

                14. Trustee Dealings with Company. Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may become owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

                15. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                16. Authentication. This Note shall not be valid until authenticated by the signature of the Trustee or an authenticating agent.

                17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                18. Discharge Prior to Maturity. If the Company deposits with the Trustee or Paying Agent cash or U.S. Government Securities sufficient to pay the principal or Redemption Price of, and interest and Additional Interest, if any, on, the Notes to maturity or a specified Redemption Date and satisfies certain conditions specified in the Indenture, the Company will be discharged from the Indenture, except for certain Sections thereof.

                19. Governing Law. The validity and interpretation of the Indenture, the Guarantees, if any, and this Note shall be governed by and construed in accordance with the laws of the state of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby. Each party hereto agrees to submit to the jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to the Indenture, the Guarantees, if any, and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts in respect of such suit or action or proceeding arising out of or relating to the Indenture, the Notes and the Guarantees. Each of the Trustee, the Company and any Guarantor irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

                21. Registration Rights. Pursuant to a registration rights agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Series A Note for the Company's 12-3/4% Senior Notes due 2009, Series B, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Series A Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of such registration rights agreement.

                The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                                Dan River Inc.
                                2291 Memorial Drive
                                Danville, Virginia 24541
                                Attention: Secretary

                                 ASSIGNMENT FORM

        To assign this Note, fill in the form below:

        (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name address and zip code)

and irrevocably appoint ________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

        Date:
                -----------------

                            Your Signature:
                                            ------------------------------------
                                              (Sign exactly as your name appears
                                               on the face of this Note)

                Signature Guarantee:
                                     -------------------------------------------
                                        (Participant in recognized signature
                                        guarantee medallion program)

                       OPTION OF HOLDER TO ELECT PURCHASE

                If you wish to elect to have all or any portion of this Note purchased by the Company pursuant to Section 4.10 ("Net Proceeds Offer"),
Section 4.15 ("Change of Control Offer") or Section 4.19 ("Excess Cash Flow Offer") of the Indenture, check the applicable boxes

[ ] Net Proceeds Offer:           [ ] Change of Control Offer:      [ ] Excess Cash Flow Offer:

     in whole     [ ]                  in whole     [ ]                  in whole     [ ]

     in part      [ ]                  in part      [ ]                  in part      [ ]

     Amount to be                      Amount to be                      Amount to be
     purchased: $___________           purchased: $___________           purchased: $___________

Dated:                            Signature:
       -----------------                    -----------------------------------
                                            (Sign exactly as your name appears
                                            on the other side of this Note)

Signature Guarantee:
                     -----------------------------------------------
                     (Participant in recognized signature guarantee medallion program)

Social Security Number or
Taxpayer Identification Number:
                                ------------------------------------

                         SCHEDULE OF EXCHANGES OF NOTES

                The following exchanges of a part of this Global Note for Certificated Notes or a part of another Global Note have been made:

                                                                       PRINCIPAL AMOUNT OF
                                                                        THIS GLOBAL NOTE
                         AMOUNT OF DECREASE      AMOUNT OF INCREASE      FOLLOWING SUCH          SIGNATURE OF
                         IN PRINCIPAL AMOUNT    IN PRINCIPAL AMOUNT       DECREASE (OR       AUTHORIZED OFFICER OF
  DATE OF EXCHANGE       OF THIS GLOBAL NOTE    OF THIS GLOBAL NOTE         INCREASE)                TRUSTEE
---------------------  ----------------------- ---------------------- ---------------------- ---------------------


                                                                       EXHIBIT B

                              FORM OF SERIES B NOTE

                                 (Face of Note)

                                 DAN RIVER INC.

                          12-3/4% SENIOR NOTE DUE 2009

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]/2/

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (AS DEFINED IN SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). THE ISSUE PRICE OF THE NOTE IS $950.35 (PER $1,000), THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $49.65 (PER $1,000), THE ISSUE DATE IS APRIL 15, 2003 AND THE YIELD TO MATURITY IS 14% PER ANNUM.

----------
/2/     To be included only if the Note is issued in global form.

                                 DAN RIVER INC.

                          12-3/4% SENIOR NOTE DUE 2009

                                                        CUSIP No. ______________
No. ______________                                      $_______________________

Interest Payment Dates:  April 15 and October 15
Record Dates:  April 1 and October 1

                DAN RIVER INC., a Georgia corporation (the "Company," which term includes any successor corporation under the indenture hereinafter referred to), for value received, promises to pay to ________________________________________, or registered assigns, the principal sum of _____________________ Dollars on April 15, 2009.

                Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

                Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

                IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

[SEAL]                                  Dated:

                                        DAN RIVER INC.

                                        By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                        Attested to as of the date hereof:

                                        By:
                                               ---------------------------------
                                               Name:
                                               Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

HSBC BANK USA
as Trustee

By:
       -----------------------------
       Authorized Signatory

                                 (Back of Note)

                          12-3/4% Senior Notes due 2009

                Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                1. Interest. The Company promises to pay interest on the principal amount of this Note at the rate of 12-3/4% per annum from the date of original issuance until maturity. The Company shall pay interest and Additional Interest semi-annually on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be October 15, 2003. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue payments of the principal, Purchase Price and Redemption Price of this Note from time to time on demand at a rate that is 2% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any (without regard to any applicable grace periods), hereon from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the April 1 and October 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Any such installment of interest or Additional Interest, if any, not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Interest Payment Date, and may be paid to the registered Holders at the close of business on a special interest payment date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders not less than 10 days prior to such special interest payment date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The Notes will be payable as to principal, Redemption Price, Purchase Price, interest and Additional Interest, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest and Additional Interest (if any) on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                3. Paying Agent and Registrar. Initially, HSBC Bank USA, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company may act in any such capacity.

                4. Indenture. The Company issued $157.0 million in aggregate principal amount of the Notes under an Indenture dated as of April 15, 2003 (the "Indenture") between the Company, the Guarantors party thereto from time to time and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Code

Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general obligations of the Company. The Company may issue Additional Notes under the Indenture.

                5. Optional Redemption. At any time, the Company may, at its option, redeem all or part of the Notes at any time at a Redemption Price equal to the greater of (a) 100% of the principal amount of the Notes being redeemed and (b) as determined by the Quotation Agent, the sum of the present value of the principal amount of such Notes at April 15, 2009 plus the present value of the remaining scheduled payments of interest on such Notes to and including April 15, 2009 discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, together, in either case with accrued and unpaid interest, if any, to the Redemption Date.

                6. Special Redemption. At any time, or from time to time in the event the Company completes one or more Equity Offerings on or before April 15, 2006, the Company may, at its option, use the net cash proceeds from any such Equity Offerings to redeem up to 35% of the principal amount of the Notes (a "Special Redemption") at a Redemption Price of 112.750% of the principal amount thereof, together with accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, provided, however, that (a) at least 65% of the original principal amount of the Notes issued under the Indenture remains outstanding immediately after each such Special Redemption; and (b) each such Special Redemption shall occur not more than 120 days after the date of the closing of the applicable Equity Offering.

                7. Mandatory Redemption. Except as set forth in Paragraph 9 below with respect to repurchases of Notes in certain events, the Company shall not be required to make mandatory redemption or repurchase payments with respect to the Notes.

                8. Selection and Notice of Redemption. Subject to the provisions of the Indenture, a notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

                If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed (a) in compliance with the requirements of the national securities exchange, if any, on which the Notes are listed; or (b) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

                9.      Repurchase at Option of Holder.

                (a) Change of Control Offer. Upon the occurrence of a Change of Control (unless the Company has exercised its right to redeem the Notes as described in paragraph 5 above and in the Indenture), the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a Purchase Price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase, in accordance with the procedures set forth in the Indenture. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                (b) Net Proceeds Offer. If on the 366th day after an Asset Sale the Company has not applied or invested the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(A) and (3)(B) of paragraph (a) of
Section 4.10 of the Indenture (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which has not been applied or invested on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(A) and (3)(B) of paragraph (a) of Section 4.10 of the Indenture (each, a "Net Proceeds Offer Amount") shall be applied by the Company to make an offer to purchase (the "Net Proceeds Offer") pursuant to Sections 3.10 and 4.10 of the Indenture to all Holders and, and at the Company's option, to all holders of other Indebtedness that is pari passu with the Notes on a date (the "Net Proceeds Offer Payment Date") not less than 30 days following the applicable Net Proceeds Offer Trigger Date, from all Holders pro rata, the maximum amount of Notes and such other pari passu Indebtedness equal to the Net Proceeds Offer Amount with respect to the Notes at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the Purchase Date.

                Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes (along with any other Indebtedness of the Company properly tendered) in an amount exceeding the Net Proceeds Offer Amount, the tendered Notes will be purchased pro rata based on the aggregate amounts of Notes and other pari passu Indebtedness of the Company properly tendered (and the Trustee shall select the tendered Notes of tendering Holders pro rata based on the amount of Notes and other pari passu Indebtedness of the Company properly tendered). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

                (c) Excess Cash Flow Offer. If on the last day of each fiscal year of the Company (each, a "Measurement Date"), (1) the Company has any Term Loan Indebtedness outstanding, (2) the Company has Excess Cash Flow for the fiscal year ended on such Measurement Date, and (3) after giving effect to any repayment of Term Loan Indebtedness and/or Excess Cash Flow Offer (assuming the Company purchases the maximum amount of Notes possible in such offer), the sum of the Company's cash, Cash Equivalents and amounts available for borrowing under the revolving portion of its Credit Facilities (after giving effect to any borrowing base limitations) would be equal to or greater than $38.0 million, then the Company shall, no later than the Excess Cash Flow Offer Date, apply an amount (the "Initial Excess Cash Flow Amount") equal to (a) 75% of the Excess Cash Flow for such fiscal year to prepay, repay, redeem or repurchase (and permanently reduce the commitments under) Term Loan Indebtedness (whether or not required by the terms of the documentation governing such Term Loan Indebtedness), and (b) 25% of the Excess Cash Flow for such fiscal year (or, if less, the amount equal to the difference between (i) 75% of the Excess Cash Flow for such fiscal year and (ii) the amount used to prepay, repay, redeem or repurchase Term Loan Indebtedness pursuant to clause (a) hereof) to make an offer (an "Excess Cash Flow Offer") to the Holders of Notes and any other Indebtedness ranking equally with the Notes and having similar provisions requiring the Company to prepay, repay, redeem or repurchase such Indebtedness from Excess Cash Flow to purchase on a pro rata basis in proportion to the respective principal amounts (or accreted value, in the case of Indebtedness other than the Notes issued with original issue discount) of the Notes and such other Indebtedness then outstanding at a Purchase Price in cash equal to 100% of the principal amount (or accreted value, in the case of Indebtedness other than the Notes issued with original issue discount) of the Notes or such other Indebtedness to be purchased (the "Excess Cash Flow Purchase Price"), together with accrued and unpaid interest thereon to the date fixed for the purchase of the Notes pursuant to such Excess Cash Flow Offer in accordance with the terms of the Indenture.

                If on any Measurement Date, the Company (1) has no Term Loan Indebtedness outstanding, (2) has Excess Cash Flow for the fiscal year ending on such Measurement Date and (3) after giving effect to any Excess Cash Flow Offer contemplated hereby would have Minimum Liquidity, then the Company shall, no later than the Excess Cash Flow Offer Date, apply an amount (the "Reduced Excess Cash Flow Amount") equal to 25% of the Excess Cash Flow for such fiscal year to make an Excess Cash Flow Offer to the Holders of Notes and such other Indebtedness ranking equally with the Notes and having similar provisions requiring the Company to prepay, repay, redeem or repurchase such Indebtedness from Excess Cash Flow to purchase on a pro rata basis in proportion to the respective principal amounts (or accreted value, in the case of Indebtedness other than the Notes issued with original issue discount) of the Notes and such other Indebtedness then outstanding at a Purchase Price in cash equal to the Excess Cash Flow Purchase Price, together with accrued and unpaid interest thereon to the date fixed for the purchase of the Notes pursuant to such Excess Cash Flow Offer in accordance with the terms of the Indenture.

                Each Excess Cash Flow Offer will be mailed to all record Holders as shown on the register of Holders at least 30 days but not more than 60 days before the Excess Cash Flow Offer Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Excess Cash Flow Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes (along with any other pari passu Indebtedness of the Company properly tendered) in an amount exceeding the Excess Cash Flow Amount, the tendered Notes will be purchased on a pro rata based on the aggregate amounts of Notes tendered (and the Trustee shall select the tendered Notes of tendering Holders pro rata based on the amount of Notes and other pari passu Indebtedness of the Company properly tendered). An Excess Cash Flow Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

                10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

                12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes and the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture, the Notes or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture and the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets pursuant to Article V of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the Trust Indenture Act or to terminate, replace, amend, modify or supplement any Security Document as provided in Section 3(e) of the Deposit Agreement as in effect on the date of the Indenture.

                In addition, other than during any First Priority Period, the Trustee shall join with the Company in the execution of any amendment to any Security Document to conform to any amendment to the security agreements relating to such Credit Facility without the consent of the Holders, in each case, (i) so long as the Company has Indebtedness outstanding under any Credit Facility that is secured by a first priority Lien, (ii) upon the written request of the Company, accompanied by a Board Resolution (evidenced by an Officers' Certificate) authorizing the execution of any such amendment, and (iii) upon receipt by the Trustee of the documents described in Section 7.2 of the Indenture.

                13. Defaults and Remedies. Events of Default include: (i) the failure to pay interest on any Note when the same becomes due and payable and the default continues for a period of 30 days; (ii) the failure to pay the principal of or premium if any, on any Note, when such principal or premium becomes due and payable, at maturity, upon redemption or otherwise;
(iii) a default under any covenant or agreement contained in the Indenture, which default continues for a period of 60 days after the Company receives written notice specifying the default from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default under Section 5.1 of the Indenture, which will constitute an Event of Default with such notice requirement but without such passage of time requirement); (iv) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or acceleration of the final Stated Maturity of any such Indebtedness if in either case the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final Stated Maturity or which has been accelerated aggregates $10.0 million or more at any time, provided that, in each case, such Indebtedness has not been discharged in full or such acceleration rescinded or annulled within twenty (20) days of such payment default or acceleration; (v) one or more judgments in an aggregate amount in excess of $10.0 million shall have been rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; (vi) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries; (vii) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or is declared to be null and void and unenforceable or is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture); (viii) a default by the Company or any Guarantor in the performance of any of their respective obligations under the Security Documents that materially and adversely affects the enforceability, validity, perfection or priority of the Lien on the Collateral or that adversely affects the condition or value of the Collateral, taken as a whole, in any material respect, which default continues for a period of 30 days after the Company receives written notice specifying the default from the Trustee or Holders of at least 25% of the outstanding principal amount of the Notes; or
(ix) except as permitted by the Security Documents (or any replacement thereof), any amendments thereto and the provisions of the Indenture, any of the Security Documents is repudiated or disaffirmed by the Company or any Restricted Subsidiary or ceases to be in full force and effect or ceases to be effective, in all material respects, to create the Lien purported to be created in the Collateral in favor of the Holders of the Notes, which repudiation, disaffirmation or cessation continues for 30 days after the Company receives written notice specifying the default from the Trustee or Holders of at least 25% of the outstanding principal amount of the Notes.

                14. Trustee Dealings with Company. Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may become owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

                15. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                16. Authentication. This Note shall not be valid until authenticated by the signature of the Trustee or an authenticating agent.

                17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                18. Discharge Prior to Maturity. If the Company deposits with the Trustee or Paying Agent cash or U.S. Government Securities sufficient to pay the principal or Redemption Price of, and interest and Additional Interest, if any, on, the Notes to maturity or a specified Redemption Date and satisfies certain conditions specified in the Indenture, the Company will be discharged from the Indenture, except for certain Sections thereof.

                19. Governing Law. The validity and interpretation of the Indenture, the Guarantees, if any, and this Note shall be governed by and construed in accordance with the laws of the state of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby. Each party hereto agrees to submit to the jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to the Indenture, the Guarantees, if any, and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts in respect of such suit or action or proceeding arising out of or relating to the Indenture, the Notes and the Guarantees. Each of the Trustee, the Company and any Guarantor irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

                The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                                Dan River Inc.
                                2291 Memorial Drive
                                Danville, Virginia  24541
                                Attention:  Secretary

                                 ASSIGNMENT FORM

        To assign this Note, fill in the form below:

        (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name address and zip code)

and irrevocably appoint ________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

        Date:
                -----------------

                            Your Signature:
                                            ------------------------------------
                                              (Sign exactly as your name appears
                                               on the face of this Note)

                Signature Guarantee:
                                     -------------------------------------------
                                        (Participant in recognized signature
                                         guarantee medallion program)

                       OPTION OF HOLDER TO ELECT PURCHASE

                If you wish to elect to have all or any portion of this Note purchased by the Company pursuant to Section 4.10 ("Net Proceeds Offer"),
Section 4.15 ("Change of Control Offer") or Section 4.19 ("Excess Cash Flow Offer") of the Indenture, check the applicable boxes

     in whole     [ ]                  in whole     [ ]                  in whole     [ ]

     in part      [ ]                  in part      [ ]                  in part      [ ]

     Amount to be                      Amount to be                      Amount to be
     purchased: $___________           purchased: $___________           purchased: $___________

                Dated:                 Signature:
                      ------------               -----------------------------
                                                 (Sign exactly as your name
                                                 appears on the other side of
                                                 this Note)

                    Signature Guarantee:
                                        ----------------------------------------
                                        (Participant in recognized signature
                                        guarantee medallion program)

                    Social Security Number or
                    Taxpayer Identification Number:
                                                   -----------------------------

                         SCHEDULE OF EXCHANGES OF NOTES

                The following exchanges of a part of this Global Note for Certificated Notes or a part of another Global Note have been made:

                                                                       PRINCIPAL AMOUNT OF
                                                                        THIS GLOBAL NOTE
                         AMOUNT OF DECREASE      AMOUNT OF INCREASE      FOLLOWING SUCH          SIGNATURE OF
                         IN PRINCIPAL AMOUNT    IN PRINCIPAL AMOUNT       DECREASE (OR        AUTHORIZED OFFICER OF
  DATE OF EXCHANGE       OF THIS GLOBAL NOTE    OF THIS GLOBAL NOTE         INCREASE)                TRUSTEE
---------------------  ----------------------- ---------------------- ---------------------- ----------------------


                                                                       EXHIBIT C

                                    GUARANTEE

                For value received, [each of] the undersigned hereby unconditionally guarantees to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other Obligations of the Company under the Indenture (as defined below) or this Note, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article X of the Indenture and this Guarantee. This Guarantee will become effective in accordance with
Article X of the Indenture and its terms shall be evidenced therein. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of April 15, 2003, between Dan River Inc., a Georgia corporation, as issuer (the "Company"), and HSBC Bank USA, as trustee (the "Trustee") (as amended or supplemented, the "Indenture").

                THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

                This Guarantee is subject to release upon the terms set forth in the Indenture.

                                        [GUARANTOR(S)]

                                        By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                    EXHIBIT D(1)

                        FORM OF REGULATION S CERTIFICATE

                                                          ______________,_______

HSBC Bank USA
452 Fifth Avenue
New York, New York 10018
Attention:  Issuer Services

                Re:     Dan River Inc. (the "Company")
                        12-3/4% Senior Notes due 2009 (the "Notes")

Dear Sirs:

                This letter relates to U.S. $ ______________ principal amount at maturity of Notes represented by a certificate (the "Legended Certificate") which bears a legend outlining restrictions upon transfer of such Legended Certificate. Pursuant to Section 2.1 of the Indenture (the "Indenture") dated as of April 15, 2003 relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended.

                You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Transferee]

                                        By:
                                               ---------------------------------
                                                      Authorized Signature

                                     D(1)-1

                                                                    EXHIBIT D(2)

                           CERTIFICATE TO BE DELIVERED
               UPON EXCHANGE OR REGISTRATION OF TRANSFER OF NOTES

                                                          ______________,_______

HSBC Bank USA
452 Fifth Avenue
New York, New York 10018
Attention:  Issuer Services

                Re:     Dan River Inc. (the "Company")
                        12-3/4% Senior Notes due 2009 (the "Notes")

Dear Sirs:

                This Certificate relates to $ _____________ principal amount of Notes held in

                [ ] book-entry* or [ ] certificated form*

                by ___________________________________(the "Transferor").

                The Transferor:*

                [ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in certificated, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

                [ ] has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

                In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and as provided in Section 2.6 of such Indenture, the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

                [ ] Such Note is being acquired for the Transferor's own account, without transfer.

----------
*       Check applicable box

                                     D(2)-1

                [ ] Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A and accordingly the undersigned does hereby certify that the Note is being transferred to a person that the transferor reasonably believes is purchasing the Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion and the Notes have been transferred in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities law of any state of the United States.

                [ ] Such Note is being transferred to an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) in accordance with Regulation D under the Securities Act.

                [ ] Such Note is being transferred pursuant to an exemption from registration in accordance with Regulation S under the Securities Act.

                [ ] Such Note is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act.

                [ ] Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, 144 or Rule 904 under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.

                You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        ----------------------------------------
                                        [INSERT NAME OF TRANSFEROR]

                                        By:
                                               ---------------------------------
                                               Name:
                                               Title

Date:
        -------------------

                                     D(2)-2

                                                                       EXHIBIT E

                            FORM OF CERTIFICATE TO BE
                          DELIVERED IN CONNECTION WITH
                    TRANSFERS TO NON-QIB ACCREDITED INVESTORS

                                                          ______________,_______

HSBC Bank USA
452 Fifth Avenue
New York, New York  10018
Attention:  Issuer Services

                Re:     Dan River Inc. (the "Company")
                        12-3/4% Senior Notes due 2009 (the "Notes")

Dear Sirs:

                In connection with our proposed purchase of 12-3/4% Senior Notes due 2009 (the "Notes") of the Company, we confirm that:

                1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of April 15, 2003 relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                2. We understand that the Notes have not been registered under the Securities Act or any other applicable securities law, and that the Notes may not be offered, sold or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should offer, sell, transfer, pledge, hypothecate or otherwise dispose of any Notes, we will do so only (A) to the Company or any Subsidiary thereof, (B) inside the United States to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act, (C) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to you a signed letter substantially in the form of this letter, (D) outside the United States to a foreign person in compliance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (F) in accordance with another exemption from the registration requirements of the Securities Act, or (G) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein and in the Indenture.

                3. We understand that, with respect to any proposed transfer of any Notes, pursuant to paragraphs 2(B), 2(C), 2(D) and 2(E) above, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed transfer complies with such restrictions and that with respect to any transfer in accordance with paragraph 2(F) we will be required to furnish to you and the Company such legal opinions and other information as you or the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Notes purchased by us will bear a legend to such effect. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

                4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are acquiring the Notes for investment purposes and not with a view to, or offer of sale in connection with, any distribution in violation of the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction, and we are each able to bear the economic risk of our or its investment.

                5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        (Name of Transferee)

                                        By:
                                               ---------------------------------
                                                      Authorized Signature

                                                                       EXHIBIT F

                       FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATION S

                                                          ______________,_______

HSBC Bank USA
452 Fifth Avenue
New York, New York  10018
Attention:  Issuer Services

                Re:     Dan River Inc. (the "Company")
                        12-3/4% Senior Notes due 2009 (the "Notes")

Dear Sirs:

                In connection with our proposed sale of $_________ aggregate principal amount at maturity of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

                (1) the offer of the Notes was not made to a person in the United States;

                (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

                (3) no directed selling efforts have been made by us, any of our affiliates or any person acting on our behalf in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933; and

                (5) if we are a dealer or a person receiving a selling concession fee or other remuneration in respect of the Notes, and the proposed transfer takes place within 40 days of the Issue Date (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with Rule 904(b) of Regulation S.

                You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Transferor]

                                        By:
                                               ---------------------------------
                                                      Authorized Signature

                                                                       EXHIBIT G

                         FORM OF INTERCREDITOR AGREEMENT

                                                                     EXHIBIT H-1

                                FORM OF MORTGAGE

                                                                     EXHIBIT H-2

                              FORM OF DEED OF TRUST

                                                                     EXHIBIT H-3

                           FORM OF DEED TO SECURE DEBT

                                                                       EXHIBIT I

                           FORM OF SECURITY AGREEMENT

                                       I-1